Exhibit 10.20

CONFIDENTIAL TREATMENT REQUESTED

DISTRIBUTION AGREEMENT

This Distribution Agreement (this “Agreement”) is entered into as of September 9, 2003 (the “Effective Date”), by and between Sharman Networks Ltd., a Vanuatu corporation (together with its Affiliates, “Sharman”), and Yorton Limited (s/k/a GAIN Publishing, Ltd.), an Irish corporation (“TGC”). Sharman and TGC together shall be individually referred to herein as a “Party” or collectively referred to as the “Parties.”

WHEREAS, TGC Parent has developed, distributes, manages and operates the proprietary contextual advertising software application known as the GAIN AdServer (“Gain AdServer”), whose functionality and behavior is at all times compliant with and governed by the terms, conditions and policies contained in TGC Parent’s privacy statement and end user license agreement (the “GAIN EULA”) attached as Exhibit A hereto and which upon download by an end user currently enables TGC Parent to serve Contextual Advertisements or Proactive Search Results (as. defined below) to the end user.

WHEREAS, TGC Parent has provided TGC the right to sublicense to Sharman all Intellectual Property required solely to carry out its obligation to distribute the GAIN AdServer as set forth herein.

WHEREAS, Sharman has developed and distributes the proprietary file sharing software application known as the Kazaa Media Desktop, or KMD, which enables content to be searched, retrieved and distributed among users of certain peer-to-peer software applications; and

WHEREAS, TGC and Sharman desire to enter into an agreement for purposes of distributing the GAIN AdServer with the KMD and to share in the revenues generated from such a collaboration on the terms set forth in this Agreement.

NOW THEREFORE, in consideration of the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Agreement, the capitalized terms shall have the meanings ascribed to them in this Agreement or as set forth below:

1.1 “Advance Payments” means the sum total of Initial Advances and Monthly Minimum Advances paid to Sharman under this Agreement.

1.2 “Affiliate” of a Party means any corporation, partnership or other entity that, directly or indirectly, controls, is under common control with, or is controlled by, such Party, for so long as such control exists. Additionally, whether or not controlled by or under common control with Sharman, LEF Interactive Pty. Ltd. shall, for purposes of this Agreement, be deemed to be an Affiliate of Sharman.

1.3 “Complete GAIN Supported KMD Client Installs” shall be determined by TGC by calculating the sum of (a) GAIN Complete Installs plus (b) the number of completed

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

installations of the GAIN Supported KMD Client on computers, which, at time of install, already contain GAIN Supported Software.

1.4 “Contextual Advertisements or Proactive Search Results” means any on screen message containing an advertisement and/or search results selected for display on the screen of a particular unique computer based upon the web surfing behavior using an Internet browser of that particular computer’s user.

1.5 “Dollar” or “$” shall mean currency of the United States of America.

1.6 “Eligible Download” means all downloads of the KMD from and after the Launch Date other than (i) downloads for which a fee is paid by the recipient or end-user for the KMD, (ii) versions of the KMD for use with operating systems on which the GAIN AdServer is not compatible, and (iii) pre-release alpha, test, evaluation and beta versions of the KMD as long as such alpha, test, evaluation and beta versions do not exceed in any calendar month, [***] percent ([***]%), or such higher number as may be mutually agreed, of the total installs of all free versions of KMD in that particular calendar month.

1.7 “FSG” means a small software application developed by TGC Parent which will be included with the installer for the GAIN Supported KMD Client and is designed to download, while allowing the user to continue utilizing their computer, install and run the balance of GAIN AdServer Distributed by Sharman, after KMD is completely installed, in the background when a user is on the Internet.

1.8 “FSG Execution” means an instance in which a unique user has completed any installation of the GAIN Supported KMD Client, and the KMD installer has executed FSG. FSG Executions are determined by TGC by counting the number of instances of initial communication between (i) any unique instance of FSG containing Sharman’s partnership identification code, and (ii) TGC’s servers. When executed, FSG is designed to contact TGC’s servers and communicate when certain steps in the install, download and uninstall of FSG are reached and completed. If TGC’s servers receive one or more of these communications, and the personal computer does not exhibit fraudulent activity, then this personal computer is counted as a FSG Execution. The Parties acknowledge that Sharman is authorized to share with Altnet the number of FSG Executions reported to Sharman by TGC pursuant to Section 4.4.1, provided that Altnet has executed a separate copy of the “Non-Disclosure Agreement” with TGC and TGC Parent as defined in Section 7.2.

1.9 “GAIN Registry Entry” means an additional entry into the registry of the Microsoft Windows operating system of an end user’s personal computer that is performed by the GAIN. Supported KMD Client, during the installation of GAIN Supported KMD Client, in accordance with mutually agreed specifications.

1.10 “GAIN Active Users” means the total number of unique personal computers, with GAIN AdServer Distributed by Sharman installed on that personal computer, that communicate with TGC’s servers at least once during a given calendar month.

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.11 “GAIN AdServer Distributed by Sharman” means the GAIN AdServer distributed by Sharman that display advertising messages published by TGC’s Parent or Affiliate.

1.12 “GAIN Complete Install” means a full and complete installation of GAIN AdServer Distributed by Sharman occurring as a result of this Agreement on a unique personal computer that does not already have GAIN Supported Software installed on that personal computer, as described in this Section. Each installation of the GAIN AdServer Distributed by Sharman on a personal computer generates a unique tracking number for that personal computer and two communications between the GAIN AdServer Distributed by Sharman and TGC’s servers. These two client-server communications inform TGC of the presence (or lack thereof) of data on the personal computer which identifies whether or not the personal computer has GA1N Supported Software installed at the time the GAIN AdServer Distributed by Sharman is installed. If TGC’s servers receive one or both of these client-server communications indicating that GAIN Supported Software is not installed at the time the GAIN AdServer Distributed by Sharman is installed, and the personal computer does not exhibit fraudulent activity, then this personal computer is counted as a GAIN Complete Install.

1.13 “GAIN Extension Install” is created on the first day of the first calendar month immediately following an instance where both of the following two (2) conditions are met: (i) first, the GAIN Supported KMD Client is installed on a unique computer which, at time of install, already contains GAIN Supported Software, and (ii) subsequently, all GAIN supported Software except the GAIN Supported KMD Client is uninstalled from that same unique computer. The GAIN AdServer Distributed by Sharman is designed to communicate to TGC, among other things, a list of GAIN Supported Software applications presently installed on that unique personal computer and the sequence in which each GAIN Supported Software application was installed. If GAIN Supported Software is present on the personal computer at the time the GAIN Supported KMD Client is installed, then TGC continues to communicate with the personal computer on a monthly basis to determine the continued presence of GAIN Supported Software on that personal computer. If these communications indicate that the earliest installed GAIN Supported Software on that personal computer is the GAIN Supported KMD Client, that personal computer is then counted as a GAIN Extension Install.

1.14 “GAIN/KMD Installed Application” means every instance of GAIN AdServer Distributed by Sharman installed on a personal computer as a GAIN Complete Install or a GAIN Extension Install.

1.15 “GAIN Supported KMD Client” means the KMD distributed by Sharman with the TGC Components Distributed With KMD such that the uninstall of the KMD causes, if there are no other GAIN Supported Software applications on the desktop, the GAIN AdServer Distributed by Sharman to also uninstall.

1.16 “GAIN Supported Software” means a software application with which the GAIN AdServer is distributed such that when the software application is uninstalled the GAIN AdServer is, by design, also uninstalled; provided, however, that the software application shall not be, or shall cease to be, GAIN Supported Software if, at the time of determination, the GAIN

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AdServer distributed with the software application is not receiving advertisements in a manner consistent with other GAIN AdServer clients.

1.17 “Gross Revenue” means the gross amount (including all fees, rebates, revenue share, barter and other consideration in any form) collected by TGC and TGC’s Affiliates from all interactions with the GAIN/KMD Installed Applications or from the use of information derived from communication with GAIN/KMD Installed Applications, including, without limitation, for and from all advertising (in all forms including paid links and results, sponsorships, e-commerce and other messaging) and surveys of users, displayed by, or by means of or as a consequence of the operation of GAIN/KMD Installed Applications, including all amounts and consideration received by TGC or its Affiliates from TGC’s direct customers, independent sales representatives, agents and brokers, without deduction for any internal overhead or costs or amounts paid to Affiliates.

1.18 “Intellectual Property Rights” means, with respect to any item, any and all now known or hereafter known tangible and, intangible (a) rights associated with works of authorship throughout the universe, including but not limited to copyrights and moral rights, (b) trademark and trade name rights and similar rights, (c) trade secret rights, (d) patents, designs, algorithms and other industrial property rights, (e) all other intellectual property and industrial property rights, and (f) all registrations, initial applications, renewals, extensions, continuations, divisions or reissues hereof now or hereafter in force (including any rights in any of the foregoing).

1.19 “KMD” means the peer-to-peer file sharing software program currently distributed by Sharman under the name “Kazaa Media Desktop” and all versions, successors (including any brand or name changes), updates, patches, and enhancements of any kind thereto, distributed by Sharman or any of its Affiliates.

1.20 “KMD/GAIN Software Start” means an instance in which a unique user has completed an initial installation of the GAIN Supported KMD Client, and the KMD installer has executed FSG. KMD/GAIN Software Starts are determined by TGC by counting the number of instances of initial communication between (i) any unique client computer running a copy of FSG containing Sharman’s partnership identification code, and (ii) TGC’s servers. When executed, FSG is designed to contact TGC’s servers and communicate when certain steps in the install, download and uninstall of FSG and/or the GAIN AdServer are reached and completed. If TGC’s servers receive one or more of these communications, and the personal computer does not exhibit fraudulent activity, then this personal computer is counted as a KMD/GAIN Software Start.

1.21 “Launch Date” means the date on which GAIN Supported KMD Client is first distributed by Sharman as the default download at www.download.com, or any alternate download site through which at least [***] percent ([***]%) of all KMD downloads are initiated.

1.22 “Net Revenue” means Gross Revenue less a deduction of [***] percent ([***]%) of the portion of [***] generated from relationships with advertisers or bona fide advertising agencies originated directly by TGC’s or TGC Parent’s direct sales force. In

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

determining Net Revenue, there shall be no deduction applicable to any other Gross Revenue including Gross Revenue [***].

1.23 “Sharman Marks” means any trademarks and tradenames owned or controlled by Sharman and its Affiliates, including, but not limited to, “Sharman,” “Kazaa,” “Kazaa Media Desktop,” and “KMD” and any logos, “look and feel” and artwork associated therewith.

1.24 “Sharman Business” means the business of distribution of the KMD and operation of the web sites of Sharman, including Kazaa.com and desktop.kazaa.com.

1.25 “Sharman URLs” means the following domains, and their associated web pages owned and operated by Sharman: kazaa.com and desktop.kazaa.com. Sharman may update the list of Sharman URL’s as they relate to the Sharman Business up to twice in each twelve (12) month period beginning on the Launch Date, subject to TGC’s acceptance of such updates, which acceptance shall not be unreasonably withheld.

1.26 “Term” has the meaning set forth in Section 11.1.

1.27 “TGC” Components Distributed With KMD” means, collectively, the GAIN Registry Entry, FSG, Install Screen, and GAIN EULA.

1.28 “TGC Parent” means The Gator Corporation, a Delaware corporation.

1.29 “US%” means the percentage of GAIN Complete Installs that are on computers located in the United States and Canada, determined by TGC at the end of each month by dividing the total number of GAIN Complete Installs on computers whose operating systems are set to continental US time zones and/or US English language by the total number of GAIN Complete Installs for all time zones and language settings for that month.

2. GAIN AdServer Development and Marketing.

2.1 General.

(a) Subject to the other terms of this Agreement, TGC or its Affiliates shall be solely and exclusively responsible for the design, development, operation and maintenance of the GAIN AdServer Distributed by Sharman. TGC and the GAIN AdServer Distributed by Sharman shall at all times meet and comply with the GAIN EULA as set forth on Exhibit A hereto, and the GAIN AdServer Distributed by Sharman shall not contain any functionality, features or behavior which are in conflict with or in violation of the GAIN EULA.

(b) TGC shall design, or have designed, and deliver TGC Components Distributed With KMD and/or GAIN AdServer Distributed by Sharman that will automatically uninstall itself upon uninstall of the GAIN Supported KMD Client, unless there are additional GAIN Supported Software applications installed on the user’s computer at the time of such GAIN Supported KMD Client uninstall.

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(c) The GAIN EULA discloses all functionality that diminishes user privacy in accordance with the laws of the US and European Union.

(d) TGC shall not include in the GAIN AdServer Distributed by Sharman any technology that gathers or reports to any person other than TGC, its Affiliates, or the user of the GAIN AdServer Distributed by Sharman, any information about such user in conflict with the GAIN EULA the user has accepted.

(e) TGC agrees that in the event third party websites and/or print media publish information stating that the GAIN AdServer includes “spyware,” TGC will use its commercially reasonable efforts to resolve or adequately refute such allegations.

(f) When installed on a personal computer and that personal computer is connected to the Internet, the GAIN AdServer Distributed by Sharman shall be designed and will attempt to contact TGC’s servers to confirm the presence of such software on that particular personal computer. TGC covenants that it shall maintain all necessary monitoring, reporting and technical capabilities to accurately measure, and that TGC will accurately measure and report, all metrics required to be reported under this Agreement, and as necessary for accurate and verifiable reporting of all performance and payment measures contemplated by this Agreement. GAIN AdServer Distributed by Sharman and FSG shall be designed and will attempt to report to TGC every instance in which a unique user has completed an installation of the GAIN Supported KMD Client, and TGC shall maintain a system to receive and count initial communication(s) between a unique client computer running a copy of FSG containing Sharman’s partnership identification code and TGC’s servers.

(g) TGC shall not serve any Contextual Advertisements or Proactive Search Results through any particular GAIN AdServer Distributed by Sharman on an end user’s computer unless that GAIN AdServer Distributed by Sharman will be recorded by TGC and reported to Sharman as either a GAIN Complete Install or GAIN Extension Install pursuant to the requirements of this Agreement.

(h) TGC shall use commercially reasonable efforts to ensure that reproducible bugs or errors in the functioning of the GAIN AdServer Distributed by Sharman are corrected and released to users of GAIN AdServer Distributed by Sharman with reasonable promptness following approval of such changes by Sharman. Additionally, TGC shall use best efforts to ensure that reproducible bugs or errors in the functioning of the GAIN AdServer Distributed by Sharman that significantly adversely affect a computer’s mission critical applications, including the KMD, web browser, operating system, electronic mail, and other communications software, are corrected and released to users of GAIN AdServer Distributed by Sharman with reasonable promptness following approval of such changes by Sharman.

(i) TGC shall have the exclusive right to sell and control, directly or through others, all advertising (in all forms including paid links and results, sponsorships, e-commerce and other messaging) displayed by, or by means of or as a consequence of the operation of the GAIN AdServer Distributed by Sharman (“Advertisements”), provided that TGC uses commercially reasonable efforts not to publish any Advertisements containing or

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

promoting pornographic content or encouraging or condoning known copyright infringement, benefiting any [***], and/or attacking or disparaging Sharman or peer to peer technologies used by Sharman, the KMD or Altnet. TGC shall not sell or place any advertising triggered by searches for [***] (or any variations thereof) or by [***]. Except as set forth in this Agreement, TGC shall sell all Advertisement inventory, if any, on the GAIN AdServer Distributed by Sharman as it deems appropriate.

Unless otherwise mutually agreed, Advertisements shall identify their origin as “the GAIN Network”, or variations thereof or subsequent/successor brand(s), but shall not use “Gator” branding.

(j) TGC and its Affiliates shall use commercially reasonable and customary efforts to collect and retain all Gross Revenues and shall distribute Sharman’s share in accordance with the terms of this Agreement.

(k) TGC shall not, and shall ensure that its Affiliates do not, directly or indirectly knowingly discriminate against Sharman or the GAIN AdServer Distributed by Sharman in connection with the placement, frequency or pricing of advertising inventory available to TGC and its Affiliates unless otherwise allowable by this Agreement. Notwithstanding anything to the contrary herein, it shall not be “discrimination” within the meaning of this Section 2.1(k) if all of the following are true: (i) some new features or functionality related to TGC’s capabilities to deliver Contextual Advertisements or Proactive Search Results contained in the GAIN AdServer or any of its successors result in some differential in the placement, frequency or pricing of advertising inventory displayed by TGC and its Affiliates, (ii) such features or functionality are not included in the GAIN AdServer Distributed by Sharman, (iii) such features and functionality were included in an update to the GAIN AdServer Distributed by Sharman which was offered to, and rejected by Sharman, and (iv) where such proposed update was not in conflict with the GAIN EULA as may be amended by mutual agreement, and did not contain any features or functionality not in furtherance of TGC’s capabilities to deliver Contextual Advertisements or Proactive Search Results.

(l) TGC shall not knowingly serve Contextual Advertisements or Proactive Search Results appearing in, or in response to activity that takes place within the KMD or the Altnet Peer Points Manager or TopSearch software programs distributed by Altnet, Inc.

(m) TGC shall comply with all applicable laws in connection with the operation of its business.

(n) TGC shall actively pursue and fund during the term of this Agreement a public relations campaign to proactively address allegations that the GAIN AdServer Distributed by Sharman or other software distributed by TGC comprises or includes “spyware.” Additionally TGC shall use commercially reasonable efforts to monitor hacker sites and “spyware” focused sites to maintain a proactive approach to these issues. If the GAIN AdServer Distributed by Sharman is hacked or corrupted, TGC shall immediately use best efforts to develop a solution to disable or repair such hacked or corrupted GAIN AdServer Distributed by Sharman, and shall implement such solution immediately following approval by Sharman.

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(o) TGC shall use its commercially reasonable efforts to [***] delivered via GAIN. AdServer Distributed by Sharman and to communicate to Sharman at its request the status of [***] via GAIN AdServer Distributed by Sharman [***]. TGC shall not [***] GAIN AdServer Distributed by Sharman [***] without the prior written consent of Sharman, which consent shall not be unreasonably withheld.

(p) TGC shall use commercially reasonable efforts to [***], so long as [***]. Sharman shall use its’ best efforts to consolidate and [***] as to not create an undue burden on TGC.

(q) Unless otherwise requested or authorized by Sharman, TGC shall not prepare, and shall not provide to any third party, any studies, surveys or research reports related to users, or groups or subsets of users, of GAIN AdServer Distributed by Sharman as a separate group. Nothing herein shall prevent TGC from including information about users, or groups of users, of GAIN AdServer Distributed by Sharman as part of a bona fide larger group of users of GAIN AdServer.

2.2 Industry Promotion. During the Term of this Agreement, TGC shall contribute $[***] per [***] to the [***] (or a similar organization designated by Sharman), and assist Sharman to support a coalition focused on promoting and enhancing the legitimate commercial use of peer to peer computing through advocacy in the United States Congress and the media.

2.3 Updates. Updates to the GAIN AdServer Distributed by Sharman and TGC Components Distributed With KMD will be limited to regular enhancements (no more than [***] ([***]) times per any [***] ([***]) [***] period) of the GAIN AdServer Distributed by Sharman’s Contextual Advertisement and Proactive Search capabilities and maintenance in each case the material features of which have been [***] in each case [***], and [***] Sharman [***] (such [***]); provided that during any period following the termination of this Agreement in which TGC is permitted to continue serving Advertisements (referred to as the “Tail Period”), updates shall be [***]. All other additions of features or functionality to the GAIN AdServer Distributed by Sharman and TGC Components Distributed With KMD shall be [***] disclosed to Sharman [***]. TGC shall not include any third party applications in any update or upgrade to the GAIN AdServer Distributed by Sharman or TGC Components Distributed With KMD. TGC will not enable or permit the use of GAIN AdServer Distributed by Sharman for any new purpose other than enhancements to its capabilities to serve Contextual Advertisements or Proactive Search Results in accordance with this Agreement without Sharman’s advance written approval.

2.4 Non-Interference. TGC shall not (i) uninstall, disable or otherwise interfere with, and TGC shall not distribute software that uninstalls, disables, or otherwise interferes with, the operation of the KMD or any applications distributed by Sharman with the KMD as of the Effective Date, or (ii) knowingly uninstall, disable or otherwise interfere with, and TGC shall not knowingly distribute software that uninstalls, disables, or otherwise interferes with, the operation of any applications distributed by Sharman with the KMD after the Effective Date which are not being distributed by Sharman as of the Effective Date.

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

2.5 Customer Support. TGC will provide email support to end users who have requested support from Sharman solely in relation to the GAIN AdServer Distributed by Sharman. In addition, when requested by end-users, TGC will provide end users with complete and simple instructions explaining how to uninstall the GAIN AdServer. In addition, when requested by end-users, Sharman will provide end users with complete and simple instructions explaining how to uninstall the KMD GAIN-Supported Client.

2.6 Ad Serving Limitations. TGC shall serve only Contextual Advertisements or Proactive Search Results via GAIN AdServer Distributed by Sharman.

2.7 Ad Serving Frequency. Without Sharman’s prior written consent, during any calendar month, TGC shall be permitted to serve, or have served, through GAIN AdServer Distributed by Sharman no more than a maximum number of Contextual Advertisements or Proactive Search Results equal to the product obtained by multiplying [***] ([***]) [***]: (i) [***] ([***]); and (ii) [***] GAIN Active Users for [***].

2.8 Marketing and Sales Force. TGC and/or its Affiliates shall maintain and manage an internal and/or independent marketing and sales force to actively promote the sale of Advertisements, such sales force to have sufficient size, skill, training, experience and resources to service the advertising inventory available from all installs of GAIN AdServer in a professional manner consistent with the highest industry standards. Except as disclosed to Sharman in writing and included in Gross Revenues, TGC and its Affiliates shall not accept or retain any rebates, promotional incentives or other remuneration from its customers, independent sales representatives and/or brokers. The Parties acknowledge that as of Effective Date, TGC and/or its Affiliates are in compliance with this Section 2.8.

2.9 Promotion. TGC and/or its Affiliates shall use commercially reasonable efforts to promote the sale of Advertisements. TGC may, among other things, engage in promotional and public relations activities intended to maximize advertiser awareness of, interest of, interest in, and demand for the Advertisements and promote Advertisements at major industry shows and conventions.

2.10 Advertisements at [***]. Sharman may elect to require TGC and/or its Affiliates to use commercially reasonable efforts to avoid displaying Advertisements via the GAIN AdServer Distributed by Sharman while users are viewing [***] and [***], by providing written notice of such election to TGC within the first thirty (30) days immediately following the Launch Date. In the event Sharman makes this election, the Normal Advance Rate shall be reduced by [***] ([***]), and the Alternate Advance Rate shall be reduced by [***] ([***]).

2.11 Uninstall. Upon the uninstall of the GAIN Supported KMD Client, unless there is additional GAIN Supported Software installed on the user’s computer at the time of such GAIN Supported KMD Client uninstall, the GAIN AdServer Distributed by Sharman shall automatically and completely uninstall itself. Upon such uninstall, the GAIN AdServer Distributed by Sharman shall not leave on the personal computer any executable software program.

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

2.12 Privacy and Security. GAIN AdServer Distributed by Sharman and TGC Components Distributed with KMD shall comply with the GAIN EULA as amended by mutual agreement of the Parties. Additionally, TGC and its Affiliates shall at all times maintain reasonable security measures under the circumstances to protect against system compromises from unauthorized intruders. The Parties acknowledge that as of Effective Date, TGC and/or its Affiliates are in compliance with this Section 2.12. TGC warrants that the representations made to Sharman’s CTO in connection with his security questions are true and correct.

2.13 Audit of Obligations. During the Term of this Agreement, Sharman, at its own expense, may cause an audit to be made of TGC’s and TGC Parent’s production environment; source code, operations and other elements of TGC’s business solely for the purpose of verifying. compliance with the GAIN EULA and this Agreement provided that: (i) such audit shall take place at TGC’s place of business and/or at TGC’s production facilities during normal business hours and with reasonable prior written notice, (ii) audits shall be conducted by an independent third party qualified to conduct a review of such matters and is reasonably acceptable to TGC, (iii) Sharman will only receive information from the auditor and/or TGC on specific items that fail to comply with the GAIN EULA, this Agreement or reasonable security procedures, and any information shared with Sharman shall be treated as confidential information by TGC, Sharman and the auditor; (iv) while only certain information will be provided to Sharman, all information made available to the auditor shall be kept confidential between the auditor and TGC, and shall be used by the auditor solely for the purpose of verifying TGC’s compliance with the GAIN EULA, the Agreement or reasonable security procedures, (v) all information made available to the auditor and Sharman shall be shall be treated as confidential information by TGC, Sharman and the auditor; and (vi) audits shall not be conducted more than once in any twelve (12) month period.

2.14 Kazaa Branding. If requested by Sharman, TGC agrees to conduct good faith conversations with Sharman regarding cooperating and possibly developing a Kazaa branded private label version of the GAIN AdServer Distributed by Sharman. For purposes hereof, “Kazaa-branded private label” means presentation of the advertisements with Sharman’s visual logos and Sharman Marks.

3. Sharman Obligations.

3.1 Product Distribution and Promotion.

(a) A test build of the GAIN AdServer Distributed by Sharman and TGC Components Distributed With KMD shall be submitted to Sharman for approval prior to distribution with the KMD. Following approval, Sharman shall include TGC Components Distributed With KMD with any and all Eligible Downloads.

(b) Prior to the actual installation and execution of the GAIN Supported KMD Client and/or GAIN AdServer Distributed by Sharman and/or FSG, Sharman shall ensure that users have in this order: (1) been shown a screen provided by TGC describing the GAIN AdServer Distributed by Sharman (“Install Screen”) during the installation process of

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

each GAIN Supported KMD Client, and (2) accepted and agreed to, in a manner that is reasonably satisfactory to TGC, the terms of the then current GAIN EULA.

(c) Sharman shall aggressively prompt and encourage all active KMD users in a mutually agreeable manner to upgrade to the GAIN Supported KMD Client within ninety (90) days of the Launch Date.

(d) The GAIN AdServer Distributed by Sharman will not have a separate user facing uninstall process unless mutually agreed by the Parties.

3.2 Removal of GAIN Registry Entry. Sharman shall ensure that the uninstaller for the GAIN Supported KMD Client deletes the GAIN Registry Entry if and only if (a) a user has navigated to the Add/Remove Program menu and has actively uninstalled the GAIN Supported KMD Client or (b) a user upgrades to a paid version of KMD, or (c) this Agreement has been terminated and in accordance with Section 11.5, a user upgrades to a version of the KMD that does not contain the GAIN AdServer Distributed by Sharman.

3.3 Non-Interference. Except as allowed in Section 3.2, neither Sharman nor its Affiliates shall uninstall, disable, or otherwise interfere with the operation of GAIN AdServer or GAIN AdServer Distributed by Sharman, including, without limitation, modifying or removing the GAIN Registry Entry. Further, except as allowed by Section 3.2 (including communications encouraging users to upgrade to a version of the KMD that does not contain the GAIN AdServer Distributed Sharman as permitted by Section 11.5), neither Sharman nor its Affiliates shall uninstall, disable, or otherwise interfere with the operation of GAIN AdServer or GAIN AdServer Distributed by Sharman and/or knowingly display any messaging, or knowingly request or assist any third party to display any messaging, to users of GAIN AdServer or GAIN AdServer Distributed by Sharman in any way referring to GAIN AdServer or GAIN AdServer Distributed by Sharman in a defamatory manner, including, but not limited to referring to same . as spyware, or which includes any other statements that are intended to cause or encourage users to (a) uninstall, disable or otherwise interfere with the operation of GAIN AdServer and/or GAIN AdServer Distributed by Sharman, or (b) install a new version of KMD that is not a GAIN Supported KMD Client, or (c) modify or remove the GAIN Registry Entry. This section shall survive termination or expiration of this Agreement.

3.4 Overlap with SaveNow Application.

(a) If the First Month Overlap Percentage (as defined below) is greater than [***] percent ([***]%), then the Normal Advance Rate shall be temporarily reduced by [***] ([***]), and the Alternate Advance Rate shall be temporarily reduced by [***] ([***]) until the earlier of (i) [***] ([***]) days after the Launch Date, or (ii) [***] ([***]) days after Sharman begins prompting the then-current installed base of KMD users to upgrade to the GAIN Supported KMD Client. If the First Month Overlap Percentage is equal to or less than [***] percent ([***]%), then there shall be no temporary reduction to the Normal Advance Rate or the Alternate Advance Rate.

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b) “First Month Overlap Percentage” shall be determined and reported by TGC by sampling all, and in no case receiving data from less than [***] percent ([***]%) of the Complete GAIN Supported KMD Client Installs, and then dividing (i) the number of sampled Complete GAIN Supported KMD Client Installs for which TGC has received data during the first [***] ([***]) days immediately following the Launch Date on computers [***] or [***] by (ii) the total number of sampled Complete GAIN Supported KMD Client Installs for which TGC has received data during the first [***] ([***]) days immediately following the Launch Date. TGC shall deliver its report containing sufficient detail for Sharman to verify the First Month Overlap Percentage within [***] ([***]) days following the last day of the measurement period.

4. Compensation and Audit.

4.1 Initial Advance. TGC shall pay to Sharman an initial advance of $[***] (the “Initial Advance”) via wire transfer to an account designated by Sharman. The Initial Advance shall be a pre-payment against Revenue Share amounts and Minimum Monthly Payment amounts payable by TGC to Sharman commencing on the Launch Date and recoupable by TGC at the following rates: (i) $[***] from every Dollar of Revenue Share payments due Sharman that accrue during the first [***] ([***]) [***] following the Launch Date; (ii) $[***] from every Dollar of Revenue Share payments due Sharman that accrue after the [***] ([***]) and on or before the [***] ([***]) [***] following the Launch Date; (iii) [***] from every Dollar of Revenue Share payments due Sharman that accrue after the [***] ([***]) [***] following the Launch Date; (iv) [***] from every Dollar of Minimum Monthly Advance payments due Sharman that accrue during the first [***] ([***]) [***] following the Launch Date; and (v) [***] from every Dollar of Minimum Monthly Advance payments due Sharman that accrue after the first [***] ([***]) [***] following the Launch Date. In any given month, recoupments of the Initial Advance from Revenue Share payments shall be applied before recoupments of the Initial Advance from Minimum Monthly Advance payments. The portion of the Initial Advance that has been recouped by TGC shall be non-refundable. The un-recouped portion of the Initial Advance shall be immediately refundable by Sharman upon expiration of this Agreement or upon termination of this Agreement for any reason other than termination by Sharman following a material breach by TGC under Section 11.4(b) hereof (in which limited circumstance any un-recouped portion of the Initial Advance shall be non-refundable). Sharman shall pay TGC the refundable portion of the Initial Advance, if any, within the later of: (i) ten (10) business days of expiration or termination of this Agreement, or (ii) within three (3) business days of TGC providing wire transfer instructions to Sharman. TGC shall pay the Initial Advance to Sharman as follows:

(a) $[***] within [***] ([***]) [***] following the Effective Date;

(b) $[***] within [***] ([***]) [***] from the delivery by Sharman to TGC of a completed build approved for launch by Sharman of an installer for the GAIN Supported KMD Client;

(c) [***] within [***] ([***]) [***] after the Launch Date of the GAIN Supported KMD Client; and

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(d) [***] on the [***] of each of the [***] and [***] full [***] following the Launch Date.

4.2 Minimum Monthly Advance. For each calendar month during the Term, TGC shall pay to Sharman (subject to recoupment of the Initial Advance as provided in Section 4.11) a non-refundable, minimum monthly advance (“Minimum Monthly Advance”) pursuant to numbers reported in the Month End Report, described in Section 4.4, below. The Minimum Monthly Advance shall be calculated as follows:

(a) For months in which the US% is at least [***] percent ([***]%), the Minimum Monthly Advance shall equal [***] ($[***]) (the. “Normal Advance Rate”) multiplied by the greater of (i) the number of GAIN Complete Installs, or (ii) [***] percent ([***]%) of KMD/GAIN Software Starts.

(b) For months in which the US% is less than [***] percent ([***]%), the Minimum Monthly Advance shall equal [***] ($[***]) (the “Alternate Advance Rate”) multiplied by the greater of (i) the number of GAIN Complete Installs multiplied by the US% for that month, or (ii) [***] percent ([***]%) of the KMD/GAIN Software Starts multiplied by the US% for that month, and nothing for other GAIN Complete Installs, or other KMD/GAIN Software Starts completed that month.

Each Minimum Monthly Advance shall be a pre-payment against Revenue Share amounts payable by TGC to Sharman under this Agreement, shall not be recoupable until after the Initial Advance has been fully recouped by TGC, and (following recoupment of the Initial Advance) shall be recoupable by TGC at the following rates: (i) [***] from every Dollar of Revenue Share payments due Sharman that accrue during the first [***] ([***]) [***] following the Launch Date; (ii) $[***] from every Dollar of Revenue Share payments due Sharman that accrue after the [***] ([***]) and on or before the [***] ([***]) [***] following the Launch Date; and (iii) $[***] from every Dollar of Revenue Share payments due Sharman that accrue after the [***] ([***]) [***] following the Launch Date.

4.3 Revenue Share Compensation. For each calendar month commencing with the month which includes the Launch Date, TGC shall pay Sharman [***] percent ([***]%) of the Net Revenue generated during the calendar month (the “Revenue Share”), as reduced by any portions of the Initial Advance and Minimum Monthly Advance which are recoupable pursuant to Sections 4.1 and 4.2 above.

4.4 Reporting.

4.4.1 TGC shall determine and report to Sharman: (i) the number of GAIN Complete Installs and KMD/GAIN Software Starts on a [***] basis and will undertake reasonable commercial efforts to report such information on a more frequent basis; (ii) the number of GAIN Complete Installs, GAIN Extension Installs, US%, GAIN Active Users, FSG Executions and KMD/GAIN Software Starts on a monthly basis within [***] ([***]) business days after the last day of each calendar month (the “Month End Report”); (iii) Gross Revenue,

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Net Revenue, and Revenue Share for a calendar month within [***] ([***]) days after the last day of the applicable calendar month (the “Revenue Share Report”).

4.4.2 During (i) the Term of this Agreement and (ii) the Tail Period until the first calendar month in which the Revenue Share reported in the Revenue Share Report is less than [***] dollars ($[***]), TGC shall use commercially reasonable efforts to provide Sharman, as soon as commercially practicable following the Launch Date, with [***], online access to any of TGC or TGC’s Affiliates’ reporting system or systems reporting metrics TGC is required to report by this Agreement, filtered so as to contain only data for users of the GAIN Supported KMD Client, for which all of the following are true: (i) such reporting system or systems exist or come into existence in the future, (ii) such reporting system or systems provide real-time data to employees of TGC or TGC Affiliates, and, (iii) employees can filter such data to view only that portion of such data that reflects activities of users of the GAIN Supported KMD Client. TGC and TGC Affiliates will cooperate with Sharman to facilitate enhanced reporting and reporting tools as and when such capabilities become available to TGC and TGC Affiliates.

4.4.3 TGC shall provide to Sharman, at Sharman’s reasonable request, with information regarding the GAIN AdServer Distributed by Sharman or the users of the GAIN Supported KMD Client; provided, however, that in providing such information to Sharman, TGC shall not be required to prepare any report outside of its normal course of business or incur any significant expense, nor shall TGC be required to spend more than ten (15) man hours per month in preparing such materials specifically for Sharman.

4.5 Payment Terms. The Month End Report and the Revenue Share Report delivered by TGC to Sharman shall be considered a simultaneous invoice delivered by Sharman to TGC, and TGC shall pay Sharman the Revenue Share and Minimum Monthly Advances due for each calendar month, via wire transfer, as follows: (i) for the first, second, third and fourth calendar months beginning with the month that includes the Launch Date, TGC shall make payment within thirty (30) days following the last day of the calendar month; and (ii) for all subsequent calendar months, TGC shall make payment within forty-five (45) days following the last day of the calendar month. TGC shall pay such amounts to Sharman from one or more TGC bank accounts in banking institutions located in the jurisdiction of TGC’s incorporation, or such other locations as may be approved by Sharman in writing from time to time.

4.6 Audit Rights. TGC shall maintain accurate records of the calculations of the payments due to Sharman hereunder. During the Term and, if TGC continues to serve Contextual Advertisements or Proactive Search Results following the Term, for every calendar quarter following the expiration or termination of this Agreement in which Revenue Share under Section 4.3 of this Agreement exceeds [***] for any calendar month within such calendar quarter, Sharman, at its expense, may cause an audit to be made of the applicable records of TGC, TGC Parent and all TGC Affiliates solely for the purpose of verifying the payments made pursuant to this Agreement, provided that: (i) such audit be made by an independent certified public accountant of national standing in the United States and reasonably acceptable to TGC; (ii) results limited only to discrepancies in the amounts due Sharman and any discrepancies in reports provided to Sharman under Section 4.4.1 above will be provided to Sharman, and shall be treated as confidential information by TGC, Sharman and the auditor; (iii) while results will be

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

provided to Sharman, all information made available to the auditor shall be kept confidential between the auditor and TGC, and shall be used by the auditor solely for the purpose of verifying payments made pursuant to this Agreement; (iv) the audit will be conducted at TGC’s place of business during normal business hours and with reasonable prior written notice; and (v) audits shall not be conducted more than once in any three (3) month period. Any errors, omission and/or discrepancies disclosed by an audit shall be promptly adjusted to compensate the effected Party for such error, omission and/or discrepancy. If an audit reveals that TGC has underpaid Sharman by greater than [***] percent ([***]%) then TGC shall bear the entire cost of the audit and pay a penalty to Sharman equal to the cost of the audit.

4.7 Designated Contacts. During the Term of this Agreement, TGC shall assign a senior account executive to manage TGC’s relationship with Sharman and shall provide Sharman with 24 hour a day pager and home phone access to this senior executive.

4.8 Account Review. TGC shall, at its cost, conduct a one-day in person account review with Sharman at the offices of LEF (Sharman’s Australian management services company) in Australia any time Sharman requests such an account review, provided such in person account reviews are not required to be held more than once in any three month period.

4.9 Taxes. TGC shall pay all sales, use, value added and other taxes, applicable to the distribution and operation of the GAIN AdServer Distributed by Sharman.

5. Exclusivity.

5.1 During the Term of this Agreement, Sharman and/or Affiliates shall not launch, operate, distribute, endorse, promote or otherwise advance any products, services or features that deliver, display, or assist with the delivery or display of any Contextual Advertisements or Proactive. Search Results (“Competing Software”). Example: notwithstanding anything to the contrary in this Agreement, the Parties acknowledge that Sharman and/or its Affiliates undertaking, or entering into any business agreement(s) permitting any partner of Sharman and/or its Affiliates to undertake the following action would constitute a breach of this Section 5: displaying or facilitating the display, through an application or browser plugin: (i) downloaded from Sharman and/or its Affiliates by a user, or (ii) downloaded by a user with assistance from Sharman and/or its Affiliates (e.g. bundled with KMD), of an advertisement promoting banking services from [***] on the screen of a specific computer containing KMD, where such decision to display, or to facilitate such display of such advertisement on the screen of such specific computer containing KMD, is made as a direct result of the user of that specific computer containing KMD loading into his or her browser, or previously having loaded into his or her browser, the web page found at [***].

5.2 Notwithstanding Section 5.1, nothing in this Agreement shall prohibit Sharman or Sharman bundle partners from (and none of the following shall constitute “Competing Software” or “Contextual Advertisements or Proactive Search Results” for purposes hereof) (a) displaying advertising triggered within the user interface of KMD when it is open, or minimized but active, or otherwise in a manner consistent with Sharman and/or its Affiliates’ current implementation(s) as of the Effective Date (e.g., [***] and their direct competitors), (b)

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

bundling software that resets users’ default homepages or that recommends alternative websites related to browsing behavior and destinations (but does not otherwise trigger popups, popunders or other browser windows with contextual advertising content), or (c) displaying search results (including sponsored results/links/ads) when a search is initiated by a user typing a search string into either (i) a search box located within the KMD user interface or on the KMD website (e.g. [***] or any successor search provider), or (ii) a search box provided by. a Sharman partner located in the browser’s user interface (e.g., the [***] bar and its direct competitors), or (iii) displaying search results within the user interface of any application, other than Internet Explorer, including mediaplayer/email/instant messenger/P2P telephony/broadcast applications, integrated or distributed by Sharman.

6. Licenses.

6.1 Grant of Software License to Sharman. Subject to the terms and conditions of this Agreement, TGC hereby grants Sharman a non-exclusive, non-transferable, non-sub licensable worldwide license to reproduce and distribute the GAIN AdServer Distributed by Sharman in object code solely in accordance with the terms and conditions of this Agreement and to make copies of the GAIN AdServer Distributed by Sharman solely as necessary in order to engage in such distribution.

6.2 Grant of Trademark License to TGC. Sharman hereby grants to TGC, a royalty-free, non-exclusive, non-transferable worldwide license to use and display the Sharman Marks on marketing and promotional materials for or referring to Sharman and/or KMD, as approved by Sharman. TGC agrees that it will not take any action inconsistent with Sharman’s ownership of the Sharman Marks, that it will not use the Sharman Marks in an unsavory or disparaging manner, that it will not challenge Sharman’s rights in the Sharman Marks, and that it will not attempt to register the Sharman Marks or any other mark substantially similar thereto. All use of the Sharman Marks by TGC and all goodwill associated therewith shall inure solely to the benefit of Sharman.

6.3 Grant of Trademark License to Sharman. TGC hereby grants to Sharman, a royalty-free, non-exclusive, non-transferable worldwide license to use and display TGC Parent’s trademarks and logos (the “TGC Marks”) on marketing and promotional materials for or referring to the GAIN AdServer Distributed by Sharman, as approved by TGC. Sharman agrees that it will not take any action inconsistent with TGC Parent’s ownership of the TGC Marks, that it will not use the TGC Marks in an unsavory or disparaging manner, that it will not challenge TGC’s rights in the TGC Marks, and that it will not attempt to register the TGC Marks or any other mark substantially similar thereto. All use of the TGC Marks by Sharman and all goodwill associated therewith shall inure solely to the benefit of TGC Parent.

7. Ownership: Confidential Information.

7.1 Ownership. Title to and ownership of any IP, including, without limitation, derivative works prepared by each Party, and all related technical know-how and all rights therein (including, without limitation, all Intellectual Property Rights), are and shall remain the exclusive property of that Party or its Affiliates. Except as expressly provided herein,

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

the Parties shall not copy, modify, reproduce, display, decompile, reverse engineer, localize, store; translate, sell, lease or otherwise transfer, distribute or use any of the other Party’s or TGC Parent’s IP, products or documentation, in whole or in part without the other Party’s prior written consent. All rights not specifically granted herein with respect to the Sharman Business, other Sharman technology, Sharman Marks and Sharman’s software are reserved to Sharman, and with respect to TGC’s business, TGC technology, TGC Marks, GAIN AdServer, TGC Components Distributed with KMD and GAIN AdServer Distributed by Sharman are reserved to TGC and TGC Parent. As used herein, “IP” means (i) as applied to TGC, GAIN AdServer, GAIN AdServer Distributed by Sharman and the TGC Trademarks, (ii) as applied to Sharman, the KMD and Sharman Marks, and (iii) as applied to both Parties, any and all software, documents, writings, images, drawings, source code, object code, algorithms, and any component parts thereof embodied in the property stated in this definition.

7.2 Confidential Information. Each Party acknowledges that by reason of its relationship to the other Party under this Agreement it will have access to and acquire knowledge from, material, data, systems and other information concerning the operation, business, financial affairs, products, customers and intellectual property of the other Party that may not be accessible or known to the general public, including, but not limited to the terms of this Agreement, all of which shall constitute “Confidential Information” within the meaning of, and be subject to the terms and conditions of, that certain Mutual Nondisclosure Agreement dated April 24, 2003, between Sharman and TGC Parent, as amended concurrently with the execution and delivery of this Agreement (as amended, the “Non-Disclosure Agreement”), the terms of which are incorporated herein TGC agrees that it is and shall be bound by the terms of the Non-Disclosure Agreement to the same extent as TGC Parent, and that all references to TGC Parent therein shall for all legal purposes be deemed to be references to TGC. The Parties acknowledge that any and all data, information, content of reporting systems, and/or access to any reporting systems related to this Agreement will be subject to the terms and conditions of the Non-Disclosure Agreement. Notwithstanding any terms of the Non-Disclosure Agreement to the contrary, the receiving Party’s obligation of confidentiality thereunder shall survive until the later of the expiration of the Non-Disclosure Agreement or two, (2) years after the expiration or termination of this Agreement.

8. Representations and Warranties.

8.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party that it has the power and authority to enter into this Agreement, to grant the licenses contained herein, and to otherwise perform its obligations and covenants hereunder.

8.2 Sharman Representations and Warranties. Throughout the Term, Sharman hereby represents and warrant to TGC that:

(a) Sharman is the exclusive owner of all rights and interests in the KMD (exclusive of those elements licensed. from third parties); and

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b) Sharman has obtained all of the rights which are needed in order for Sharman to satisfy its obligations hereunder and has the ability, power and permission to grant such rights to TGC and to make the promises and covenants as are set forth herein.

8.3 TGC Representations and Warranties. Throughout the Term, TGC (on behalf of itself and its Affiliates) hereby represents and warrants to Sharman that:

(a) The GAIN AdServer Distributed by Sharman complies with the GAIN EULA and does not contain features or functionality that are in conflict with or violation of the GAIN EULA;

(b) TGC and/or its Affiliates is the exclusive owner of all rights and interests in the GAIN AdServer Distributed by Sharman (exclusive of those elements duly and validly licensed from third parties);

(c) None of the marketing, distribution or use of the GAIN AdServer Distributed by Sharman, to TGC’s actual knowledge as determined by a final non-appealable judgment, infringes any U.S. copyright, patent, trademark, license or other proprietary right of any person or entity. As of the Effective Date only, to TGC’s actual knowledge, none of the marketing, distribution or use of the GAIN AdServer Distributed by Sharman, infringes any U.S. copyright, patent, trademark, license or other proprietary right of any person or entity;

(d) The GAIN AdServer Distributed by Sharman does not contain nor will contain any material that is defamatory, obscene, indecent or pornographic material or any computer “virus” Trojan horses, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information or any other contaminating or destructive feature; and

(e) TGC and the operation of the GAIN AdServer Distributed by Sharman shall comply in all material respects with all applicable United States laws and regulations relating to the distribution and operation of the GAIN AdServer Distributed by Sharman as provided hereunder, including without limitation, export or re-export control laws and regulations.

8.4 TGC Covenants. TGC hereby covenants that, at no time shall the GAIN AdServer Distributed by Sharman contain or display any content or features or functionality that: (a) is unlawful, libelous, defamatory, harassing, threatening, harmful, invasive of privacy or publicity rights, abusive, inflammatory, fraudulent, deceptive, or misleading; (b) constitutes, assists or encourages a criminal offense, violate the rights of any party, or that would otherwise create liability or violate any U.S. federal and state laws, European Union Directives, and United Kingdom laws; (c) to TGC’s actual knowledge, may infringe any U.S. patent, trademark, trade secret, copyright or other intellectual or proprietary right of any party; (d) TGC does not have the lawful right to distribute or reproduce (or sublicense Sharman to do the same), or perform any other action necessary to carry out the terms hereof, including TGC’s obligations pursuant to this Agreement; or (e) constitutes unsolicited promotions, advertising or solicitations for funds,

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

goods or services, including junk mail and spam, without Sharman’s written permission, provided however the Parties acknowledge that delivery by TGC and/or TGC Affiliates of Contextual. Advertisements or Proactive Search Results does not constitute any breach of this Section 8.4(e). In addition, TGC hereby covenants that the GAIN AdServer Distributed by Sharman will not contain any mechanism that once the GAIN AdServer Distributed by Sharman has been validly uninstalled by means of an authorized method would initiate a re-installment of the GAIN AdServer Distributed by Sharman at a later time.

8.5 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES, AND EACH PARTY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ACTUAL OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS. FOR A PARTICULAR PURPOSE AND TITLE OR ANY OTHER WARRANTY WITH RESPECT TO THE QUALITY, ACCURACY OR FREEDOM FROM ERROR OF THE OPERATION, USE AND FUNCTION OF THE GAIN ADSERVER DISTRIBUTED BY SHARMAN, TGC COMPONENTS DISTRIBUTED WITH KMD, KMD OR GAIN SUPPORTED KMD CLIENT.

9. Indemnification.

9.1 Mutual Indemnification. Subject to compliance with Section 9.4 hereof, each Party (the “Indemnifying Party”) will defend, indemnify and hold harmless the other Party (the “Indemnified Party”), and the respective directors, officers, employees, agents and Affiliates of the Indemnified Party, from and against any and all third party claims, costs, losses, damages, judgments and expenses (including reasonable attorneys’ fees and costs of investigation) (collectively, “Damages”) arising out of, relating to, or incurred as a result of (i) any failure by the Indemnifying Party to perform its obligations under this Agreement; (ii) the breach or inaccuracy of a representation or warranty made by, or breach of a covenant of, the Indemnifying Party hereunder; and (iii) the negligence or willful misconduct of the Indemnifying Party in performance of its obligations under this Agreement.

9.2 Indemnification by TGC. Subject to compliance with Section 9.4, TGC (in this case, the Indemnifying Party) will defend, indemnify and hold harmless Sharman, and its respective directors, officers, employees, agents and Affiliates (in this case, the Indemnified Party), from and against any and all Damages arising out of, relating to, or incurred as a result of a third party claim (i) the marketing, distribution or use of the GAIN AdServer Distributed by Sharman in the manner contemplated by this Agreement infringes or violates any patent rights of any person, or (ii) relating to the content of any advertisements, messages or other information served through the GAIN AdServer Distributed by Sharman.

9.3 Indemnification by Sharman. Subject to compliance with Section 9.4, Sharman (in this case, the Indemnifying Party) will defend, indemnify and hold harmless TGC, and its respective directors, officers, employees, agents and Affiliates (in this case, the Indemnified Party), from and against any and all Damages arising out of, relating to, or incurred as a result of a third party claim that: (i) the marketing or distribution of the KMD infringes or

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

violates any patent rights of any person, or (ii) the use of the KMD by Sharman and/or its Affiliates infringes or violates any patent rights of any person.

9.4 The Indemnified Party shall notify promptly the Indemnifying Party of any such claim of which it becomes aware and shall: (i) at the Indemnifying Party’s expense, provide reasonable cooperation to the Indemnifying Party in connection with the defense or settlement of any such claim; and (ii) at the Indemnified Party’s expense, be entitled to participate in the defense of any such claim.

9.5 The Indemnified Party agrees that the Indemnifying Party shall have sole and exclusive control over the defense and settlement of any such third Party claim. However, the Indemnifying Party shall not acquiesce to any judgment or enter into any settlement that adversely affects the Indemnified Party’s rights or interests without prior written consent of the Indemnified Party.

10. Limitation of Liability; Specific Remedies.

EXCEPT AS REQUIRED UNDER SECTION 9, UNDER NO CIRCUMSTANCES. AND UNDER NO LEGAL THEORY, WHETHER IN TORT, CONTRACT OR OTHERWISE, SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY AFFILIATE OR OTHER PERSON FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER, ARISING UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL, LOST PROFITS (EXCEPT AS SPECIFIED IN SECTION 11.6), WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, EVEN IF THE PARTY SHALL HAVE BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL THE LIMITATION SET FORTH IN THE FOREGOING CLAUSE LIMIT OR CAP SHARMAN’S RIGHTS TO COMPENSATION UNDER SECTIONS 4.1, 4.2 and 4.3, OR LIMIT OR CAP TGC’S RIGHTS TO REIMBURSEMENT OF THE INITIAL ADVANCE UNDER SECTION 4. SUBJECT TO THE FINAL SENTENCE OF THIS SECTION 10, IN NO EVENT SHALL EITHER PARTY’S MAXIMUM CUMULATIVE LIABILITY UNDER THIS AGREEMENT EXCEED $[***]. NOTWITHSTANDING THE IMMEDIATELY PRECEDING SENTENCE, THE CAP ON LIABILITY PROVIDED FOR IN THE IMMEDIATELY PRECEDING SENTENCE SHALL NOT APPLY TO, AND THE APPLICABLE PARTY SHALL BE ENTITLED TO RECOVER IN ADDITION TO THE CAP, (I) ACCRUED BUT UNPAID AMOUNTS DUE SUCH PARTY UNDER THIS AGREEMENT AS OF THE DATE OF DETERMINATION, (II) AMOUNTS THAT BECOME DUE SUCH PARTY UNDER THIS AGREEMENT FOR ACTIVITIES AFTER THE DATE OF DETERMINATION, AND (III) REIMBURSEMENT OF THE INITIAL ADVANCE UNDER SECTION 4. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN THESE LIMITATIONS OF LIABILITY APPLY ONLY TO MATTERS THAT ARISE UNDER THIS AGREEMENT.

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

11. Term and Termination.

11.1 Term. The initial term of this Agreement (the “Initial Term”) shall be five (5) years commencing on the Effective Date. After the expiration of the Initial Term, this Agreement will renew for successive two-year periods (each a “Renewal Term” and together with the Initial Term, the “Term”) unless terminated by written notice received by the non-terminating Party not less than sixty (60) days prior to the end of the applicable Renewal Term.

11.2 Termination by Sharman.

(a) Commencing eighteen (18) months after the Launch Date, Sharman may terminate this Agreement by giving sixty (60) days advance written notice to TGC (which may be delivered via email), if and only if Sharman has been paid less than $[***] by TGC for the activities under this Agreement during the first eighteen (18) month period (i.e. months 1 through 18) immediately following the Launch Date, inclusive of any and all advances and inclusive of any amounts owed as a result of activities during the first eighteen (18) months immediately following the Launch Date.

(b) Commencing thirty (30) months after the Launch Date, Sharman may terminate this Agreement by giving sixty (60) days advance written notice to TGC (which may be delivered via email), if and only if Sharman has been paid less than $[***] by TGC for the activities under this Agreement during the next twelve (12) month period (i.e. months 19 through 30) immediately following the Launch Date, inclusive of any and all advances and inclusive of any amounts owed as a result of activities during the 19th through 30th months immediately following the Launch Date.

(c) Commencing thirty-six (36) months after the Launch Date, Sharman may terminate this Agreement for any reason by giving sixty (60) days advance written notice to TGC.

11.3 Termination by TGC. Commencing eighteen (18) months after the Launch Date, TGC may terminate this Agreement for any reason by giving sixty (60) days advance written notice to Shaman.

11.4 Termination by Either Party. Either Party may terminate this Agreement if:

(a) The US% falls below [***] percent ([***]%) in a given calendar month as determined by the Month End Report by providing sixty (60) days advance written notice to the other Party. Such notice of termination must be provided to the other Party within forty-five (45) days following delivery of the Month, End Report for the calendar month in which the US% falls below [***]%; or

(b) The other Party has materially breached this Agreement by: (i) failure to pay amounts due according to Month End Reports and/or Revenue Share Reports delivered to Sharman under Section 4.4.1, (ii) failure by TGC to deliver Month End Reports and/or Revenue Share Reports as required by Section 4.4.1, or (iii) failure by either Party to pay

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

undisputed amounts due as determined by an audit conducted pursuant to Section 4.6, in each case where the breaching Party has failed to cure such material breach within ten (10) business days of receiving written notice from the non-breaching Party describing such material breach, and the non-breaching Party thereafter provides two (2) day written notice of termination to the breaching Party within thirty (30) days of the breaching Party’s failure to cure; or

(c) The other Party has materially breached this Agreement in any manner not expressly described in Section 11.4(b) above and the breaching Party has failed to cure such material breach within sixty (60) days of receiving written notice from the non-breaching Party describing such material breach, and the non-breaching Party thereafter provides two (2) day written notice of termination to the breaching Party within thirty (30) days of the breaching Party’s failure to cure; provided, however, that if the breaching Party acknowledges in writing the existence of a material breach, and such breach is not capable off being cured within sixty (60) days despite the breaching Party’s commercially reasonable effort to do so, then the cure period shall be extended for an additional thirty (30) days so long as the breaching Party exercises during the entire cure period commercially reasonable efforts to cure the breach as soon as practicable.

Notwithstanding the foregoing, if the breaching Party contests in good faith the existence of a material breach within fifteen (15) days of receipt of written notice from the non-breaching Party, then the determination of whether a material breach has occurred shall be determined by expedited binding arbitration, which the Parties will commence within forty-five (45) days following such written notice from the breaching Party, and which the Parties will use best efforts to complete within forty-five (45) days of the initiation of such arbitration proceedings. The expedited binding arbitration shall be administered by the International Center for Dispute Resolution of the American Arbitration Association in accordance with its International Arbitration Rules. The number of arbitrators shall be three; the place of arbitration shall be London, England; the language of the arbitration shall be in English; and the losing party shall pay the costs and expenses (including reasonable attorneys’ fees) of the prevailing party and of the arbitration as determined by the arbitration panel. If the arbitrators’ find that a material breach has occurred, and the breaching Party has failed to cure such material breach Within thirty (30) days of such finding, or a longer period (not to exceed ninety (90) days of such finding) as determined by the arbitrators as commercially reasonable, the non-breaching Party may thereafter terminate this Agreement by providing two (2) day written notice of termination to the breaching Party within thirty (30) days of the breaching Party’s failure to cure.

11.5 Impact on GAIN AdServer Distributed by Sharman upon Expiration or Termination.

(a) Sharman may (but shall not be obligated to) (i) in all cases outlined below, prompt users of the GAIN AdServer. Distributed by Sharman encouraging them to upgrade to a version of the KMD that does not contain the GAIN AdServer Distributed by Sharman, and will result in deletion of the GAIN Registry Entry which, only if there is no other GAIN Supported Software on that computer, will result in the un-install of the GAIN AdServer Distributed by Sharman, and/or (ii) only-in the case of clauses (i) and (iv) below, require TGC to

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

case serving any advertising to or through GAIN AdServer Distributed by Sharman to KMD users acquired under this Agreement, as follows:

(i) If Sharman terminates this Agreement prior to expiration of the Term under Sections 11.4(b) or 11.4(c);

(ii) If Sharman terminates this Agreement prior to expiration of the Term for any reason permitted hereunder, other than under Sections 11.4(b) or 11.4(c) or the term expires, and either (A) TGC has collected sufficient aggregate Net Revenue such that its total Net Revenue, minus the sum of all cash payments by TGC or TGC Parent to Sharman in respect of all Advance Payments and Revenue Share payments (such result being referred to as the “Net Cash Position”) is equal to or greater than 100% of the sum of (i) the Initial Advance paid to Sharman, plus (ii) all cash payments to Sharman paid as Minimum Monthly Advances net of any refunds of the Initial Advance and recoupments of the Initial Advance deducted from the Minimum Monthly Advance (the “Cash Investment Amount”), or (B) Sharman pays to TGC by wire transfer an amount equal to (i) 100% of the Cash Investment Amount minus (ii) the aggregate Net Revenue collected by TGC to date, plus (iii) all payments, including the Cash Investment Amount and Revenue Share payments, made by TGC to Sharman to date, provided however, if the result of this calculation is less than or equal to zero, Sharman shall not be required to pay anything pursuant to this Section 11.5(a)(ii); or

(iii) If TGC terminates this Agreement for any reason permitted hereunder, other than under Sections 11.4(b) or 11.4(c), prior to expiration of the Term, and either (A) TGC has collected sufficient aggregate Net Revenue such that its Net Cash Position is equal to or greater than 50% of the Cash Investment Amount, or (B) Sharman pays to TGC try wire transfer an amount equal to: (i) 50% of the Cash Investment Amount made by TGC or TGC Parent to Sharman minus (ii) the aggregate Net Revenue collected by TGC to date plus (iii) all payments, including the Cash Investment Amount and Revenue Share payments made by TGC to Sharman to date, provided however, if the result of this calculation is less than or equal to zero, Sharman shall not be required to pay anything pursuant to this Section 11.5(a)(iii); or

(iv) If Sharman terminates this Agreement prior to expiration of the Term for any reason other than under Sections 1.1.4(b) or 11.4(c), or the Term expires, and TGC thereafter is determined via the arbitration process outlined in Section 11.4(c) to be in material breach of its obligations relating to the operation of the GAIN AdServer Distributed by Sharman set forth in Sections 2, 4, 8.3, 8.4 and 9 of this Agreement, all of which will continue to apply to TGC for so long as Sharman does not require TGC to cease serving any advertising to or through GAIN AdServer Distributed by Sharman to KMD users acquired under this Agreement.

(b) Notwithstanding Section 11.5(a), and notwithstanding expiration of the Term or termination of this Agreement by either party for any reason, so long as TGC continues to serve or have served Contextual Advertisements or Proactive Search Results to KMD users acquired under this Agreement (whether permitted hereunder or not), Sharman, without limitation on any other remedies, shall be entitled to continue to receive any amounts it

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

would otherwise have been entitled to receive pursuant to Section 4.3 as if this Term had not expired or this Agreement had not been terminated.

11.6 Other Effects of Termination. The termination rights of the Parties and the rights of the Parties stated in connection with any breach or termination under this Agreement (including under Sections 11.2, 11.3, 11.4 and 11.5) are cumulative and are not a limitation or in lieu of any other available remedies, including recovery of actual damages and -recovery for loss of potential profits that would have been earned for the full duration of this Agreement absent the breach in question (i.e., lost Revenue Share, Initial Advance, Minimum Monthly Advance amounts) (but excluding consequential damages other than loss of potential Revenue Share, Initial Advance, Minimum Monthly Advance amounts that would have been earned for the full duration of this Agreement absent the breach in question). Upon expiration or termination of this Agreement, ‘ Sharman will stop distributing the GAIN AdServer Distributed by Sharman upon the release of the next version of the KMD but will not earn Minimum Monthly Advances or Revenue Share on GAIN Complete Installs or GAIN Extension Installs that occur after the date on which the Agreement expires or is terminated. Neither expiration nor termination by either Party of this Agreement will affect the rights of any end user under the terms of any applicable end user license agreement. Following termination of this Agreement permitted hereunder, other than a termination resulting from Sections 11.4(b) or 11.4(c), TOC may elect in its sole discretion to cease displaying Advertisements using the GAIN AdServer Distributed by Sharman provided that such election shall be irrevocable and shall not impose upon Sharman any liability arising as a result of such election.

11.7 Survival. In addition to the provisions which, by their express terms, survive expiration or termination of this Agreement, the provisions of (i) Sections 2.1(q), 2.5, 3.2, 3.3, 4.3 (4.1 and 4.2 as necessary to calculate payments under 4.3) 4.4.1, 4.5, 4.6,7, 8.5, 9, 10, 11.4(b), 11.4(c), 11.5 through 11.7, 12, 13, and 15 shall survive expiration or termination of this Agreement, and (ii) Sections 2.1(f) through (l), 2.6, 2.7, 2.10, 2.11, and 4.9 shall survive expiration or termination of this Agreement until the first calendar month of the Tail Period in Which Revenue Share reported in the Revenue Share Report is less than five thousand dollars ($5,000).

12. Governing Law. Recovery of Fees. This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws principles. The parties expressly waive the application of the United Nations Convention .on Contracts for the International Sale of Goods to the terms of this Agreement.

13. Arbitration. Any controversy or claim arising out of or, relating to this Agreement, or the breach thereof, shall be determined by binding arbitration administered by the International Center for Dispute Resolution of the American Arbitration Association in accordance with its International Arbitration Rules. The number of arbitrators shall be three; the pace of arbitration shall be London, England; the language of the arbitration shall be in English; and the losing party in any proceeding related to or arising out of this Agreement shall pay the costs and expenses (including reasonable attorneys’ fees) of the prevailing party as determined by the arbitration panel. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, including but not limited to the courts of New South

*** Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Wales, Australia. Each of TGC and Sharman agrees to submit to the jurisdiction of the courts of New South Wales, Australia for purposes of (i) enforcement of this arbitration agreement and (ii) recognition and enforcement of any award rendered by the arbitrators.

14. Parent Guaranty. TGC Parent shall provide to Sharman a guaranty, governed by the law of New York, and with jurisdiction and venue in, New South Wales, Australia, pursuant to which TGC Parent shall be responsible for and will guaranty the full and punctual performance by TGC of all of its obligations hereunder to the same extent as if TGC Parent and not TGC were the counterparty to this Agreement.

15. General.

15.1 Export Controls. Both parties will adhere to all applicable laws, regulations and rules relating to the export of technical data and will, not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

15.2 Independent Contractor. The relationship created by this Agreement is one of independent contractors, and not partners, franchisees or joint ventures. No employees, consultants, contractors or agents of one Party are employees, consultants, contractors or agents of the other Party, nor do they have any authority to bind the other Party by contract or otherwise to any obligation, except as expressly set forth herein. They will not represent to the contrary, either expressly, implicitly or otherwise.

15.3 Notices. All notices and demands under this Agreement will: (i) be in writing, (ii) be specifically identified as a “Notice” under this Section 15.3 of this Agreement, and (iii) be delivered by personal service, confirmed fax, confirmed e-mail, express courier, or certified mail, return receipt requested, to each of individuals listed below at the address of the receiving Party set forth below, or at such different address as may be designated by such Party by written notice to the other Party from time to time. Notice will be effective on receipt.

To Sharman:	To TGC:
Sharman Networks Limited	C/o The Gator Corporation
1st Floor, BDO House	2000 Bridge Parkway, Suite 100
Port Villa, Vanuatu	Redwood City, CA 94065
Attn: Chief Executive Officer and Chief Operating Officer	Attn: Chief Executive Officer and Senior Vice President Finance & Business Development & Chief Counsel
Email: nikki@sharmannetworks.com, alan@sharmannetworks.com	Email: jeff@gator.com, mitchell@gator.com, sprimak@gator.com
Fax Number:	Fax Number:

15.4 No Assignment. Neither Party may assign this Agreement, in whole or in part, without the other Party’s written consent; provided, however, that either Party may assign this Agreement without such consent to a parent, successor in interest, any affiliate or in

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

connection with any merger, consolidation, any sale of all or substantially all of such Party’s assets or any other transaction in which more than fifty percent (50%) of such Party’s voting securities are transferred; and provided, further, that either party may assign this Agreement without such consent to any party which acquires all or substantially all of its assets. Any attempt to assign this Agreement other than in accordance with this provision shall be null and void. This Agreement shall be binding upon and inure to, the benefit of the Parties’ permitted successors and assigns.

15.5 Force Majeure. If by reason of labor disputes, strikes, lookouts, action of the elements governmental restrictions, appropriation or other similar causes beyond the control of a Party hereto (a “Force Majeure Event”), such Party is unable to perform in whole or in part its obligations as set forth in this Agreement, then such Party shall be relieved of those obligations to the extent it is so unable to perform and such inability to perform shall not make such Party liable to the other Party (the “Non-Affected Party”) and such Party shall give notice to the Non-Affected Party. Neither Party shall be liable for any loss, injury, delay or damages suffered or incurred by the other Party due to the above causes.

15.6 Entire Agreement. This Agreement and the exhibits hereto constitute the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior or contemporaneous agreements, communications, and understandings (whether written or oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

15.7 Waiver. The failure of either party to exercise or enforce any of its rights under this Agreement will not act as a waiver, or continuing waiver, of such rights.

15.8 Remedies Cumulative. Any and all remedies herein expressly conferred upon a Party shall be deemed cumulative end not exclusive of any other remedy conferred hereby or by law, and the exercise of any one remedy shall not preclude the exercise of any other. Headings shall not be considered in interpreting this Agreement.

15.9 Counterparts. This Agreement may be signed by telecopy and in counterparts by Sharman and TGC, each of which counterpart shall be deemed an original and all of which counterparts when taken together, shall constitute but one and the same instrument.

15.10 Severability. If any provision of this Agreement is, becomes, or is deemed invalid or unenforceable in any jurisdiction, such provision will be enforced to the maximum extent permissible in such jurisdiction so as to effect the intent of the parties, and the validity,. legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction. If such provision cannot be so amended without materially altering the intention of the parties, it shall be stricken in the jurisdiction so deeming, and the remainder of this Agreement shall remain in full force and effect.

15.11 Language. This Agreement has been written in the English language, and it may be translated, for convenience, into other languages. However, in the case of error or disagreement, the executed English language version shall prevail.

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

INTENDING TO BE LEGALLY BOUND, the Parties have executed this Agreement by their duly authorized representatives, to be effective, as of the date first written above.

SHARMAN NETWORKS, LTD.		YORTON LIMITED

By:	/s/ ILLEGIBLE	By:	/s/ Jeff McFadden

Name:	Worldwide Nominees LTD By its duly authorized representative	Name:	Jeff McFadden
Title:	Sole Director	Title:	Director

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT A

GAIN EULA

PLEASE READ THE GATOR CORPORATION PRIVACY STATEMENT AND END USER LICENSE AGREEMENT (COLLECTIVELY “Terms and Conditions”) CAREFULLY AND MAKE SURE YOU UNDERSTAND THEM. THEY CONTAIN IMPORTANT INFORMATION THAT YOU SHOULD KNOW BEFORE ACCEPTING THIS SOFTWARE.

The Gator Corporation (“TGC”) Terms and Conditions describe the operation of the GAIN AdServer software (defined below) you are about to download and the terms and conditions that govern your use of this software. These Terms and Conditions apply only to the GAIN AdServer distributed with the Kazaa Media Desktop and do not supercede or modify the Terms and Conditions applicable to other GAIN-Supported Software (defined below) that may be currently or subsequently installed on this computer. For a list of GAIN-Supported Software on this computer, see http://webpdp.gator.com/gain/32/about-gain-01.html, (see Attachment A) incorporated herein by reference, that generates a list of GAIN-Supported Software that resides on the computer that is used to access the link.

TGC provides you the opportunity to download a software product you desire at no charge or a reduced charge in return for your agreement to also download TGC’s software product which will periodically deliver advertisements and promotional messages to your computer based on your interests as shown by the some websites you view. Before you may download and install these, software products, you must agree to the terms and conditions described below.

If you would like to stop receiving GAIN-branded advertisements, you will need to remove all GAIN-Supported Software on your computer using the Add/Remove Programs menu in the Microsoft Windows Control Panel. http://webpdp.gator.com/gain/32/about-gain-01.html (see Attachment A) incorporated herein by reference, generates a list of GAIN-Supported Software that resides on the computer that is used to access the link. Soon after all GAIN-Supported Software has been removed, the GAIN AdServer will remove itself automatically. Using the Add/Remove Programs menu is the only authorized means to uninstall GAIN-Supported Software and the use of any other means may not result in the un-installation of GAIN-Supported Software.

Privacy Statement and End User License Agreement

(‘Terms and Conditions’)

The Gator Corporation (‘TGC’) provides personal computer users with a valuable proposition: the ability to obtain Kazaa Media Desktop software, valued at up to $30, free-of-charge or at a reduced cost in exchange for users’ agreement to accept advertising and other promotional messages delivered by TGC to users’ personal computers. Downloading or installing these ad-supported software applications requires acceptance of these Terms and Conditions which allows TGC to download and install the ‘GAINsm Ad Server’ software, which delivers ‘GAIN’ branded advertising, and various informational or promotional messages to computer screens while users view Internet Web pages (‘GAIN Ads’).

The GAIN AdServer is patent-pending technology that identifies the interests of anonymous computer users based on some of their computer usage and some of their web surfing behavior, including the URLs of Web pages viewed by users and other criteria as set forth in this Privacy Statement but which does not collect ANY personally identifying information. The GAIN AdServer displays GAIN Ads on computer screens on behalf of TGC’s advertising clients and not on behalf of the Web site the user may be viewing when the ad appears. TGC’s advertising clients may be competitors of the publishers whose Web pages users may be viewing, or may have recently viewed. GAIN Ads are distinguishable from other ads or messages because all GAIN Ads contain the trademark “GAIN” in the title bar and/or the GAIN logo in the ad.

GAIN-Supported Software includes both software applications published by TGC (TGC GAIN-Supported Software), as well as software applications developed by other companies (Third Party GAIN-Supported Software); At any time, you can see a list of all GAIN-Supported Software residing on a computer by directing that computer’s Internet browser to http://webpdp.gator.com/gain/32/about-gain-01.html.

Unless otherwise specified, these Terms and Conditions constitute your agreement with TGC for use of the GAIN AdServer software.

Privacy Statement

We don’t know who our users are. . .

TGC does not know the identity of GAIN-Supported Software users. We do not transmit to our servers personally identifiable information like email addresses, last name, street addresses, or phone numbers. Nor do we have any other sensitive or personal financial information, such as credit card numbers, login IDs, passwords or bank account numbers.

Here’s what we do know. . .

While we don’t know the identity of GAIN-Supported Software users, the GAIN AdServer and TGC collect and use the following kinds of anonymous information:

•	Some of the Web pages viewed

•	The amount of time spent at some Web sites

•	Standard web log information (excluding IP Addresses) and system settings

•	Non-personally identifiable information on Web pages

For more information, http://www.gatorcorporation.com/help/psdocs/datause50.html, (see Attachment B) incorporated herein by reference, provides a more detailed description of the information collected by TGC and how it is used.

Here’s what we do with it

We associate the anonymous information we collect with a particular computer through a randomly generated Anonymous ID number to accomplish the following:

•	Create an anonymous profile of the categories of products or services in which GAIN-Support Software users appear to be interested in order to select GAIN Ads to display to GAIN-Supported Software users’ computer screens. GAIN Ads may be displayed on behalf of advertisers who may be competitors of the publishers of the Web pages you are viewing or have recently viewed.

Any information provided to any TGC employees or contractors, such as our technical support department, may be stored on our servers in archives of our support and customer service department. This information, however, will not be associated with the information we may store and use listed above.

We share anonymous aggregate information about what Web pages users view on the Internet. For example, we might tell a merchant that we have 50,000 users who buy books. We do not disclose information associated with any individual user to that merchant.

We sometimes use third party contractors who may be given access to any non-personally identifiable information we have so they may perform tasks that might otherwise be done by our employees. These contractors, however, have no rights to use such information for purposes other than those described herein; and they are subject to the same restrictions as our employees. In the event that TGC merges with another company, transfers or sells substantially all of its assets or capital stock to a third party, all collected information would be included in the merger, transfer or sale and that company would be bound by these Terms and Conditions just as we are bound today.

If legally required to do so, we will disclose to a third party any information we have.

GAIN Ads contain the GAIN name and/or logo. . .

GAIN Ads contain the name ‘GAIN’ in the title bar and/or the GAIN logo in the advertisement. The GAIN brand is displayed to inform users that GAIN Ads come from TGC and are not associated, sponsored, or affiliated in any way with any other Web pages being viewed by users. The logo and/or GAIN name distinguishes GAIN Ads from all other advertisements.

How we display GAIN Ads

GAIN Ads will only be displayed on a computer’s screen or storage media if one or more GAIN-Supported Software programs reside on that computer. Many GAIN Ads are displayed on computer screens on behalf of advertisers who compete with the company whose Web pages the GAIN-Supported Software user may be viewing or may have recently viewed.

TGC displays GAIN Ads on computer screens in a variety of ways. The GAIN Ad formats we may use include, among others, the following:

•	Pop-Up Windows appear as windows on top of or beneath other windows on the computer screen.

•	Pop-Up Slider Windows appear as floating images on top other windows on the computer screen.

http:/www.gatorcorporation.com/help/psdoes/advehicles.html, (see Attachment C) incorporated herein by reference, more fully describes some of these GAIN Ad formats.

How to Control the Display of GAIN Ads. . .

Some GAIN ad formats offer user preference settings that allow users to control some aspects of the display of GAIN Ads. These user preference settings may be found by clicking on the question mark (            ) box at the top right of the title bar of certain GAIN Ads.

How to Stop the Display of GAIN Ads

To stop GAIN Ads from being displayed one must remove all of the GAIN-Supported Software applications residing on the computer using the Add/Remove Programs menu in the Microsoft Windows control panel. Users can view a list of all GAIN-Supported Software on their computer, along with removal instructions, in a variety of locations including: (i) through the start, programs, GAIN, About GAIN menu entry (via a hypertext link), (ii) by clicking on the question (            ) box at the top right of the title bar of certain GAIN Ads, and (iii) via TGC’s web site at http://webpdp.gator.com/gain/32/about-gain-0l.html. (see Attachment A)

How the GAIN AdServer Works

When running on a computer, the GAIN AdServer regularly communicates with TGC servers, and in some cases, third party servers, among other reasons, to:

1.	maintain/update the GAIN AdServer;

2.	facilitate installing and removing the GAIN-Supported Software or the GAIN AdServer;

3.	retrieve content and ads for display;

4.	facilitate various GAIN AdServer features as contained in this Privacy Statement; and/or

5.	collect anonymous computer user usage information.

http://www.gatorcorporation.com/help/psdocs/communications50.html (see Attachment D) incorporated herein by reference, provides more detail regarding communications between a computer and other computers arising from use of the GAIN AdServer.

How we use cookies and web beacons?

The GAIN AdServer uses cookies for the following purposes:

•	To identify the business associate that was responsible for introducing GAIN-Supported Software so that we can pay that business associate a fee which is why the software is available to users for free;

•	To assist us in identifying users who have purchased a license to GAIN-Supported Software;

•	To identify the GAIN-Supported Software on the computer; and/or

•	To limit how often we display GAIN Ads.

In order to enable authorized third parties to display targeted ads and informational messages on our behalf, the GAIN AdServer may read cookie information that those third parties stored on the computer. That information may be sent to our servers so that we can include it in advertisement display requests that we send to those third parties. Please note that when any third party service providers, such as ad serving companies, set and access cookies at our request, they do so in accordance with their own privacy statements.

http://www.gatorcorporation.com/help/psdocs/thirdparties.html (see Attachment E) incorporated herein by reference, provides a list of any third parties who set and access cookies on the computer in order to facilitate a feature or service associated with GAIN-Supported Software. This list also includes links to their privacy statements.

Third party service providers that serve ads to Internet users, at our request, may use web beacons. Some GAIN Ads include “web beacons,” which allow third party service providers to access cookies on a computer to target ads and provide campaign analysis for their clients who use our services. Some third party service providers who access cookies in this way allow Internet users to opt-out of their use of these cookies.

http://www.gatorcorporation.com/help/psdocs/naisite.html, is a third party Web site that allows Internet users to inform some advertisers they wish to revoke the right of those advertisers to access cookies on a computer.

Some third parties offer visitors the opportunity to download TGC GAIN Supported Software from their Web sites. TGC hosts some of the Web pages for these third parties. We use web beacons on these pages to count the number of people who have viewed these pages so that we can pay the third parties for any downloads of TGC GAIN-Supported Software that originate from their Web sites.

How do we use optional surveys?

From time to time, we may display a GAIN branded pop-up advertisement from Feedback Research, a division of TGC, inviting users to join a survey panel or participate in a survey. A survey panel is a group of people that meet a certain criteria that are periodically asked for their opinions. Participation in a survey panel is completely voluntary and optional.

Eligibility for joining a panel or taking a survey may require a person to answer demographic ‘screening’ questions such as gender, age, employment status, income range, educational level, head of household, the number of people in their family, and/or whether they own or rent their home. Answers to these screening questions and/or to the Feedback Research survey questions are often stored on Feedback Research servers, and anonymous individual responses to these questions may be provided to our clients. Answers to both screening questions and survey questions may be associated with an Anonymous ID, but not with a user’s identity which remains unknown to Feedback Research and TGC.

Finally, Feedback Research may offer users the opportunity to provide an email address in order to enter a sweepstakes. The sole purpose of collecting this email is to contact them if they win. To ensure their privacy, any email address provided to Feedback Research for this reason are sent directly to a third party contractors’ servers to ensure they are stored separate from, and cannot be associated in any way with, Anonymous IDs or the answers to Feedback Research screening or survey questions.

Changes to our Privacy Statement and End User License Agreement

If these Terms and Conditions change in the future, we will not, collect, use, or store any personally identifiable information without first obtaining permission. As we issue subsequent revisions to these Terms and Conditions that do not involve personally identifiable information,, we will provide notice by displaying an online pop-up message. We will also continue to publish the current Terms and Conditions on our web site.

For support questions contact us at support@gatorcorporation.com. For specific questions regarding the specific terms of these Terms and Conditions, contact us at privacy@gatorcorporation.com.

End User License Agreement (“Agreement”)

Terms defined in the TGC Privacy Statement used in this Agreement will retain the definition provided in the TGC Privacy Statement. The GAIN AdServer, any Web sites owned and operated by us, and any content available therefore shall be collectively referred to as, Gator Supplied Materials.”

Ownership; All Users of This Computer Bound. You represent and warrant that you are the owner of the computer and that you have authorized the download and installation of the GAIN AdServer and GAIN-Supported Software, or that the owner of the computer has authorized you to do so. You agree, with respect to all other users of the computer that you have caused the GAIN AdServer and GAIN-Supported Software to reside, to (i) provide a copy of the TGC Privacy Statement and End User License Agreement; and (ii) to obtain their consent to same before allowing them to use the computer to view Web sites on the Internet.

Alternatively, if you have the legal right to accept this Agreement on behalf of one or more users of the computer that you have caused the GAIN AdServer and GAIN-Supported Software to reside, then you hereby accept this Agreement on behalf of all such- other users. Also, you agree not to use the GAIN AdServer, or GAIN-Supported Software, in a manner prohibited by law, or in violation of any contractual provision by which you are bound. You agree to comply with all applicable laws, rules and regulations in your use of the GAIN AdServer and GAIN-Supported Software.

Access and Interference. You agree that you will not use, or encourage others to use, any unauthorized means for the removal of the GAIN AdServer, or any GAIN-Supported Software from a computer. For a list of authorized means for the removal of GAIN-Supported Software, view http://webpdp.gator.com/gain/32/about-gain-01.htm1. (see Attachment A) You also agree that you will not use, or encourage others to use, any robot, spider, other automatic or non-automatic manual device or process intended to interfere or attempt to interfere with the proper working of any Gator Supplied Materials, or third party GAIN-Supported Software. You agree not to use any means to avoid the display of any GAIN Ads while retaining the ability to use any GAIN-Supported Software other than purchasing a license to all GAIN Supported Software.

Voluntary Software and Right to Remove. You understand and agree that the presence of any GAIN-Supported Software on any computer is voluntary and that you may remove any of them from your computer at any time. To stop receiving GAIN Ads, every GAIN-Supported Software program residing on the computer must be removed or, alternatively, replaced with a paid version of that GAIN-Supported Software program. Users can view a list of all GAIN-Supported Software on their computer, along with instructions for its removal, in a variety of locations including: (i) through the start, programs, GAIN, About GAIN menu entry (via a hypertext link), (ii) by clicking on the question (            ) box at the top right of the. title bar of certain GAIN Ads, and (iii) via TGC’s web. site at http://webpdp.gator.com/gain/32/about-gain-01.html, (see Attachment A) incorporated herein by reference. To remove a GAIN Supported Software program from a computer, you must use the Microsoft Windows Add/Remove Programs menu in the Microsoft Windows Control Panel. Shortly after every GAIN Supported software program is removed, the GAIN AdServer will remove itself automatically.

Termination. These Terms and Conditions may be terminated at any time, by any user, by removing all GAIN-Supported Software from the computer using one or more of the above described removal methods and destroying any other copies of the GAIN AdServer and GAIN-Supported Software you may have made.

Links. Gator Supplied Materials and GAIN Ads that are displayed on a computer screen may contain links to web sites operated by other parties. These linked web sites are not under the control of TGC, and TGC is not responsible for the content available on any other Internet sites so linked. Unless otherwise stated, such links do not imply TGC’s endorsement of material on any other web site. Access to any other Internet sites linked as herein described is at the users own risk.

Unless otherwise set forth in a written agreement between you and TGC, in order to link to one or more of TGC’ s Web Site(s) you must adhere to TGC’s linking statement as follows: (i) any link to TGC’s Web Site must be a text only link clearly marked “TGC Web Site,” (ii) the appearance, position and other aspects of the link may not be such as to damage or dilute the goodwill associated with TGC’s names and trademarks, (iii) the link must “point” to the URL

http://www.gatorcorporation.com/ (see Attachment F) and not to other pages within TGC Web Site, (iv) the appearance, position and other attributes of the link may not create the false appearance that your organization or entity is sponsored by, affiliated with, or associated with TGC, Inc., (v) when selected by a user, the link must display TGC Web Site on full-screen and not within a “frame” on the linking web site, and (vi) TGC reserves the right to revoke its consent to the link at any time and in its sole discretion.

Scope of License. TGC grants you a non-exclusive, limited license, pursuant to the terms hereof, to only (a) install and use the most current versions of GAIN AdServer solely for the purpose of accessing and using GAIN-Supported Software available through our Web site or servers, or the Web sites and servers of our business associates, and (b) use the GAIN AdServer in the ordinary manner for which the it was designed as provided in the user ‘Help’ screens, frequently asked questions, on TGC’s Web sites, or in other TGC supplied product usage documentation and only for your personal, non-commercial purposes.

License Restrictions. TGC may from time to time, either automatically or through other means, distribute an update to the GAIN AdServer and/or may replace the GAIN AdServer with newer versions thereof and/or otherwise modify or add to the GAIN AdServer. Your license to an existing version of the GAIN AdServer may, at TGC’s discretion, expire when new versions of the GAIN AdServer is released. When installed on your computer, the GAIN AdServer communicates with TGC or third party servers as described in TGC Privacy Statement. Additionally, TGC may require the update or automatic distribution of the GAIN AdServer on your computer when a new version of the GAIN AdServer is released to the general public, when new features are available, to display promotional offers, and/or to add new applications to the applications that comprise the GAIN AdServer. This update or new download may occur automatically or through other-means. You understand that TGC and/or one of our business associates may require your review and acceptance of TGC’s or their then current privacy statement and/or license agreement before you will be permitted a limited license to any subsequent versions of the GAIN AdServer. Notwithstanding the foregoing, TGC and its business associates have no obligation to make available to you any subsequent versions of the GAIN AdServer.

You may not access or use the GAIN AdServer other than through the graphical user interface provided with the GAIN AdServer, if any, and you are prohibited to access or cause the operation of the GAIN AdServer through the use of any type of high-volume, automated, or electronic processes. You may not distribute or copy (other than for backup purposes) the GAIN AdServer. You may not, and you agree not to attempt or allow others to attempt to, modify, reverse-engineer, decompile, disassemble, or otherwise discover the. GAIN AdServer or equivalents of the GAIN AdServer including but not limited to TGC’s technology and methodology for delivery of advertisements and the content of any and all of TGC’s communications and content stored on TGC’s servers, or to access or modify the GAIN AdServer’ s source code in any way. You do not have the right to create derivative works of the GAIN AdServer and any and all such modifications or enhancements to the GAIN AdServer are the sole property of TGC or its business associates. You further agree not to access TGC or TGC business associate services or software application by any means other than the interface provided by TGC or such business associate to access the relevant service. You acknowledge and agree that any and all communications between TGC and the GAIN AdServer and the content stored on TGC’s computer servers and in its software includes confidential information of TGC and you may not access, publish, transmit, display, create derivative works of, store, or otherwise exploit any such confidential information except as such functions are performed by the GAIN AdServer in the ordinary course of operation. Any use of a packet sniffer or other device to intercept or access communications between TGC and the GAIN AdServer is strictly prohibited. Without limiting TGC’s rights, you understand that TGC, in its discretion, may modify, discontinue, or suspend your right to access any of the GAIN AdServer at any time; provided, however, in the event that TGC makes such modification, discontinuance, or suspension of your right to access any of the GAIN AdServer, you may terminate your obligation to receive GAIN Ads, and this Agreement, by removing all GAIN Supported Software as provided hereunder.

TGC reserves all rights in the GAIN AdServer not expressly granted to you in this Agreement.

Other Restrictions. You may not rent, lend, assign, or lease the GAIN AdServer, but you may transfer your rights under these Terms and Conditions on a permanent basis provided (i) such transfer is permitted under your agreement with the publisher of the GAIN-Supported Software, (ii) you transfer all copies of the GAIN-Supported Software application and the GAIN AdServer and these Terms and Conditions; and (iii) the recipient agrees to be bound to these Terms and Conditions. Any transfer must include the most recent product upgrade. Prior to transferring the GAIN-Supported Software application and GAIN AdServer you must remove the GAIN-Supported Software application and GAIN AdServer to be transferred from your machine.

Ownership. You agree that the GAIN AdServer is licensed, not sold to you. You agree that the GAIN AdServer belongs to TGC, including all intellectual and proprietary rights, unless otherwise specified. TGC retains all right, title and interest in and to the GAIN AdServer at all times, and regardless of the form or media in or on which the original or other copies may subsequently exist. Additionally, all content accessed through the GAIN AdServer is the property of the applicable content owner and may be protected by applicable intellectual property laws. This Agreement gives you no rights to. such content. Finally, any suggestions, ideas or inventions that you voluntarily and optionally disclose to us through any means will be used, or not used, by TGC at TGC’s sole discretion; and, TGC will have no obligation to you regarding any ideas or inventions that you disclose through such means.

Disclaimer of Warranty. USE OF Gator Supplied Materials IS AT YOUR OWN RISK. TGC PROVIDES Gator Supplied Materials ON AN “AS IS,” “WHERE IS,” BASIS WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, OR NON-INFRINGEMENT. TGC ALSO DISCLAIMS ALL LIABILITY WITH REGARD TO YOUR’VIEWING OF ANY WEB SITES THAT MAY BE LINKED FROM ANY GATOR SUPPLIED MATERIALS. THIS DISCLAIMER OF WARRANTY CONSTITUTES AN ESSENTIAL PART OF THIS AGREEMENT. TGC MAKES NO WARRANTY THAT (i) THE Gator Supplied Materials ARE ACCURATE, TIMELY, UNINTERRUPTED OR ERROR-FREE; (ii) THE RESULTS THAT MAY BE OBTAINED FROM THE USE OF THE Gator Supplied Materials WILL BE RELIABLE; (iii) THE Gator Supplied Materials WILL IDENTIFY ANY IDENTITY THEFT, (iv) THE QUALITY OF ANY PRODUCTS OBTAINED

OR PURCHASED THROUGH THE USE OF THE Gator Supplied Materials WILL MEET YOUR EXPECTATIONS; OR (v) ANY ERRORS IN THE Gator Supplied Materials WILL BE CORRECTED. The above exclusions may not apply in jurisdictions that do not allow the exclusion of certain implied warranties.

Limitation of Liability. IN NO EVENT WILL TGC, DISTRIBUTORS, DISTRIBUTEES, SUPPLIERS, MERCHANT BUSINESS ASSOCIATES, ADVERTISERS, THIRD PARTY DEVELOPERS OR DISTRIBUTORS OF GAINSUPPORTED SOFTWARE, OR ANY OF THE FOREGOING ENTITIES OFFICERS, DIRECTORS, EMPLOYEES, OR AGENT (COLLECTIVELY “Protected Parties”) BE LIABLE FOR. ANY INDIRECT DAMAGES, INCLUDING, BY WAY OF ILLUSTRATION AND NOT LIMITATION, LOST PROFITS, LOST BUSINESS OR LOST OPPORTUNITY, OR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING LEGAL FEES, ARISING OUT OF TGC PRIVACY STATEMENT, END USER LICENSE AGREEMENT, OR YOUR USE OR INABILITY TO USE the GAIN AdServer, any GAIN-Supported Software, OR Gator Supplied Materials EVEN IF A Protected Party HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL Protected Parties MAXIMUM CUMULATIVE LIABILITY UNDER THIS AGREEMENT, OR TGC PRIVACY STATEMENT, EXCEED THE LESSER OF $100 OR THE REVENUE ACTUALLY RECEIVED BY TGC DIRECTLY ATTRIBUTABLE TO THE GAIN AdServer.

Because some states or jurisdictions do not allow the exclusion or the limitation of liability for consequential or incidental damages, in such states or jurisdictions, Protected Parties liability shall be limited to the extent permitted by law.

No Protected Parties Liability. Protected Parties assume no liability hereunder . for, and. shall have no obligation to defend you or to pay costs, damages or attorneys’ fees for, any claim arising from: (i) any method or process in which GAIN-Supported Software or the GAIN AdServer may be used by you; (ii) any results of using GAIN-Supported Software or the GAIN AdServer; (iii) any use of other than a current unaltered release of the GAIN AdServer; or (iv) the combination, operation or use of any the GAIN AdServer furnished hereunder with other software programs, data or materials if such infringement would have been avoided by avoidance of the combination, operation, or use of the GAIN AdServer with other programs, data, or other materials.

Privacy Statement and Other Policies. You agree to be bound by and comply with the TGC Privacy Statement applicable to any GAIN-Supported Software, the privacy statements applicable to third party GAIN-Supported Software, and any other policies governing the use of Gator Supplied Materials for which, as appropriate, you have accepted via a click-thru agreement; or have been provided notice. Visit http://www.gatorcorporation.com/help/psdocs/thirdparties.html (see Attachment E) to view a list of any third parties, if any, who set and access cookies on your computer in order to facilitate a feature or service of the GAIN AdServer or TGC GAIN-Supported Software. This list will also include links to their privacy statements.

Export Controls. The GAIN AdServer, GAIN-Supported Software, and the underlying information and technology may not be downloaded or otherwise exported or re-exported (i) into

(or to a national or resident of) Cuba, Iraq, Libya, Yugoslavia, North Korea, Iran, Sudan, Syria or any other country to which the U.S. has embargoed goods; or (ii) to anyone on the U.S. Treasury Department’s list of Specially Designated Nationals or the U.S. Commerce Department’s Table of Deny Orders. By downloading or using the GAIN AdServer or GAIN-Supported Software, you are agreeing to the foregoing and you represent and warrant that you are not located in, under the control of, or a national or resident of any such country or on any such list, and that you will otherwise comply with all applicable export control laws.

Applicable Law. The laws of the State of California will govern this Agreement, without reference to conflicts of law principles. The parties hereby submit to the jurisdiction of, and waive any venue objections against, the state and federal courts in Santa Clara or San Mateo County, California. The United Nations Convention on Contracts for the Sale of Goods does not apply to this Agreement.

Arbitration. Any claim or controversy arising out of or related to these Terms and Conditions, the GAIN AdServer, Gator Supplied Materials, or any GAIN-Supported Software shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association. Any such claim or controversy shall be arbitrated on an individual basis and shall not be consolidated with a claim of any other party. The foregoing shall not preclude TGC from seeking any injunctive relief in State or Federal courts for protection of TGC’s intellectual property rights.

Successor Agreements. These Terms and Conditions may change in the future. In such case, and when appropriate, TGC will obtain your consent prior to the new document going into effect.

In most cases, TGC will provide you with an on-line pop-up window notice informing you that changes have been made to the documents and will provide you either with an active link, or inactive URL address, that you can use to view a web page containing the revised documents (or leading you to the appropriate documents). TGC will always post its most recent Privacy Statement and End User License Agreement on TGC’s web site that can be accessed at http://www.gatorcorporation.com/help/psdocs/privacy-help.html.

You agree that after receipt of such change notice, you consent to TGC’s revised Terms and Conditions unless you remove all GAIN-Supported Software from your computer, and destroy all copies of same you may have created. Failure to remove and destroy all GAIN-Supported Software from your computer will be deemed an acceptance of the terms of TGC’s most current Terms and Conditions for which you have given your consent, or for which you have been given notice, as appropriate. Except as provided in this section, these Terms and Conditions may not be revised except in writing signed by all relevant parties.

U.S. Government Restricted Rights. Licensed Materials are provided with Restricted Rights. Use, duplication, or disclosure by the United States Government is subject to restrictions set forth in subparagraph (c)(1)(ii) of The Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software-Restricted Rights at 48 C.F.R. 52.227-19, as applicable.

General. These Terms and Conditions, as modified from time to time as described above, and including the policies incorporated by reference, sets forth the entire understanding and agreement between you and TGC with respect to the subject matter hereof. If any provision or provisions hereof shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not be in any way affected or impaired thereby. TGC shall not be liable for any delay or failure in performance under this Agreement or interruption of service resulting from acts of God, civil or military authority, war, labor disputes, materials provided by third parties, or any cause beyond the reasonable control of TGC. Except as described herein, you may not assign this Agreement without our explicit consent.

Effective: September 2003

Gator and GAIN are registered service marks of The Gator Corporation. TGC, Gator eWallet, Offer Companion, Precision Time, Date Manager and WeatherScope are marks of The Gator Corporation. The use of the mark Gator, alone, is strictly prohibited.

Microsoft Windows is either a registered trademark or a trademark of Microsoft Corporation in the United States. and/or other countries.

Attachment A

To determine which GAIN-Supported applications are on this computer:

1.	Click on the Windows Start button, select Programs, GAIN, and then About GAIN.

2.	When the About GAIN screen opens, click on the link titled, “supported product or service”.

3.	A screen will appear that will tell you what GAIN-Supported Software are installed on this computer.

If you decide you don’t want GAIN-Supported Software, you can easily remove them through the Add/Remove Programs menu in your Microsoft® Windows® control panel.

If you decide you don’t want GAIN supported applications, you can easily remove them through the Add/Remove Programs menu in your Microsoft® Windows® control panel.

Instructions on uninstalling GAIN Supported Software are provided below.

1.	Click on the Microsoft® Windows® Start button, select Settings and then Control Panel.

2.	When the Control Panel window opens, double-click on the Add/Remove Programs icon.

3.	When the Add/Remove Programs Properties window opens, locate the program that you would like to un-install from the list of installed programs. (If you are uncertain which programs to uninstall, all of the GAIN Supported Software that we can detect on your computer is in the previous screen.)

4.	Click once on the program to be uninstalled and then click on the Add/Remove button.

If you don’t find “GAIN” through the Start Menu then you don’t have any GAIN-Supported Software.

If no GAIN-Supported Software are listed then the installation may be in progress. Complete installation can take up to 20 minutes or more of online time. Repeat the above process after sufficient time has elapsed to see whether GAIN-Supported Software is on this computer.

Data use - Attachment B

We don’t know who you are

We use the information we collect to select a small number of ads, relative to the total ads we have available, to increase the likelihood that you may find them interesting and to make sure that we don’t bother the users of the computer with the majority of the available ads that we don’t think would be of interest to them For example, if a user visits a recipe site we might display a special offer or advertisement for cookware. Depending on which services and applications are used, as well as user preferences, these special offers and. advertisements will be displayed using pop-up windows that float over the web pages viewed.

While we don’t know who a computer’s users are, the GAIN AdServer does collect and use certain information as described below. We associate such information with a particular computer through an Anonymous ID randomly generated by the technology. Some information that the GAIN AdServer may collect, use, and associate with an Anonymous ID includes:

•	Some web pages your computer views and how much time is spent at those sites: This includes information about some of the web pages viewed, such as a page’s web address, how long it is viewed, site entry and exit patterns, what categories of information are viewed, and whether products were purchased online. We store this information on our servers, in an anonymous profile, and use it to help determine the computer users’ interests so that we can select the appropriate ads to display to the computer’s screen.

•	Response to the ads we display: Information about the history of various special offers and advertising delivered by the GAIN AdServer, and the various responses to them, are stored on our servers and associated with the computer’s Anonymous ID. We use this information to improve the relevancy of the advertising we display to the computer’s screen and limit the number of times we may show the same advertisement.

•	Standard web log information (but not IP Addresses) and system settings: Such as operating system type and version, browser types and versions, various system related information (such as screen resolution, time zone selected, etc.), which GAIN-Supported Software and rich media apps are installed and their version numbers, proxy server information (if one is used). We use this information to optimize how the GAIN AdServer and TGC GAIN-Supported Software operate and how ads are displayed to the computer’s screen.

•

What software is on the host computer: Information about software installed on the host computer may be accessed and stored on our servers. We. may identify the existence or non-existence of certain software titles on the computer (including GAIN-Supported Software), as well as their version numbers, so that we can offer new software that does not currently reside on the computer, or to offer upgrades to the software that does currently reside on the computer. We may also utilize this information to determine whether the users’ of the computer are in compliance with The Gator Corporation Privacy Statement and End User License Agreement.

•	Non-personally identifiable information on Web pages: In order to maximize the relevancy of advertisements that we display to the computer screen, non-personally identifiable information may be collected, sent to, and stored on our servers.

•	TGC GAIN-Supported Software usage characteristics and preferences: Usage characteristics and preferences, such as the location where an ad appears on the screen, or whether there is a delay before the ad is displayed, are sent to The Gator Corporation servers and associated with the computer’s Anonymous ID.

Distribution - Attachment C

We deliver advertisements in a variety of ways including:

•	Pop-Up Windows appear as windows on top of or beneath other windows on the computer screen. Mouse over image to view full size

•	Pop-Up Slider Windows appear as floating images on top of other windows on the computer screen. Mouse over image to view full size

•	Embedded Ads are displayed within some GAIN-Supported Software applications. Mouse over image to view full size Click here to see a demonstration of our current ad vehicles

GAIN Ads contain the GAIN name. and/or. Many GAIN Ads that we display to consumers are on behalf of advertisers who compete with the company whose web page the consumer may be viewing. GAIN Ads bear the GAIN brand to, among other reasons, make clear that GAIN ads and our advertisers and their products or services are not associated with, sponsored, or endorsed by the company whose web page you may be viewing.

The ? on GAIN Ads. Some GAIN ad vehicles have a ? in the top or bottom right hand corner. Clicking on the ? provides:

•	More information about GAIN ads.

•	Access to a list of the GAIN supported software on that computer.

•	Access to a control panel that allows you to change the frequency of some GAIN pop up ads. See demo for more information.

Communications - Attachment D

Client-Server Communications

This is an overview of the communications that may take place between your computer running TGC GAIN-Supported Software and any servers. Generally, TGC GAIN-Supported Software on your computer communicate with servers to enable certain end-user features (like filling forms with one-click), to keep your TGC GAIN-Supported Software up to date, and to deliver relevant advertisements and information.

Communications may take place for any of the following four reasons. Any other suspected communications you may see (observed via firewall monitoring, packet sniffing, etc.) do not originate from TGC GAIN-Supported Software.

1. To maintain/update TGC GAIN-Supported Software

The GAIN AdServer periodically contacts The Gator Corporation servers in order to determine if there’s a newer version of TGC GAIN-Supported Software available. This occurs about once every 24 hours. To be as polite as possible, computers with a persistent Internet connection may attempt this communication in the middle of the night. The point is to not negatively impact your bandwidth utilization. If a newer version is available, the server replies with the address of the required patch. The GAIN AdServer then retrieves the patch and updates itself. If the connect request times out, the GAIN AdServer will retry many times, using an exponential backoff delay. Only TGC servers are involved in the transaction. The GAIN AdServer also periodically contacts the TGC servers to provide diagnostic information to ensure the proper operation of GAIN-Supported Software and/or the GAIN AdServer software. If problems are found, they may be corrected automatically.

2. To facilitate installing and uninstalling software

To streamline the download and installation of software that users have accepted from TGC, we may slowly download the required installation* files in the background prior to starting the installation process. In all cases you are asked before any software applications are installed. When such a background download is used, a small executable file is installed on the machine and launched after you have agreed to the appropriate legal documents. The GAIN AdServer will transfer the necessary files in 100 byte pieces in the background. The point is to not negatively impact your bandwidth utilization. Depending on the connection type and available bandwidth, this process can take from minutes to days to complete. For example, a client machine on a T1 or using DSL will trickle down the remaining software in minutes. A client machine that uses a slow dial-up connection and is only online for a small amount of time each day may result in the application being trickled. down over a couple of weeks. Only TGC servers are involved. Data is sent to TGC servers each time software is installed or uninstalled. When software is installed; or uninstalled, a small amount of data (about 100 bytes) is sent to TGC servers.

3. To retrieve content and ads for display

About once every 24 hours the GAIN AdServer will retrieve a list of the currently available ads and related rules from TGC servers. If the GAIN AdServer identifies an interest of one or more users of the computer, it will retrieve an ad relevant to that interest from TGC servers, and at an appropriate time, will be displayed to the computer screen.

4. To collect anonymous usage information we collect the following types of behavioral information:

a.	information about some of the web pages viewed (such as the domain, and. the number of pages viewed), and

b.	information about which of our ads were displayed and whether a user interacted with them or not.

Third Parties - Attachment E

Third parties who set and access cookies on your computer in order to facilitate a feature or service of GAIN-Supported Software:

At this time, there are no third parties who set and access cookies on your computer in order to facilitate a feature or service of GAIN-Supported Software.

The Gator Corporation - Attachment F

The Gator Corporation is the leader in online marketing. The Gator Corporation has a unique permission-based relationship with over 30 million users, growing at the rate of a million new users per month. Gator enables consumers to download and use some of the Web’s most popular software applications — for free. In return, consumers agree to receive targeted promotions/ads from Gator advertisers.

Direct and Brand Marketing Success

Whether you are an advertiser, direct marketer or researcher, Gator can reach your target audience through:

•	Demographic and lifestyle profiles

•	Delivering your message to consumers viewing any site on the Web, at any time.

•	Delivery of customized offers to consumers based on past behavior.

Gator provides targeted promotions and advertisements for over 400 companies (including 60 Fortune 500 companies and 80 advertising agencies), driving extraordinary ROI. Gator campaigns often reach double-digit click and conversion rates - up to 20 to 40 times higher than traditional banner ads.

Gator has the ability to anonymously monitor user behavior throughout their Web travels without ever collecting personally identifiable information. To review our Privacy Statement, click here. Through this permission-based relationship, Gator has incredible insights into user behavior, and thus can deliver targeted, relevant ads

To learn more about Gator Advertising and how it works, click here.

Real-Time Research

The Gator Corporation also provides insightful, cost-effective, and unbiased marketing research through their Feedback Research division. Feedback Research can conduct surveys and provide database analysis on our users’ behavior based on the Web sites they view. To learn more about our marketing research capabilities, click here.

Making the Web easier for users

The Gator Corporation produces and distributes some of the Web’s most popular applications.

Gator eWallet, the world’s most popular digital wallet, was our first application. Other current Gator Corporation applications that are available now include:

Precision TimeSM - automatically syncs your computer clock to the U.S. Atomic Clock

Date Manager - allows you to quickly view a 2 month calendar and set reminders